Note Deed Poll

Date:	11 October 2001

By:	Countrywide Home Loans, Inc. a company incorporated with limited liability in the State of New York of 4500 Park Granada, Calabasas, California 91302, United States of America ("Issuer")

In favour of:	Each person who is from time to time a Noteholder (as defined below).

Recitals:	A. The Issuer proposes to issue Notes from time to time under the Programme (as defined below).

B. The Registered Notes will be issued in registered form by inscription in the Register. Bearer Notes will be issued in definitive bearer form.

Operative provisions:

1   Interpretation

Terms and Conditions

        1.1   In this deed, Terms and Conditions means, in relation to a Note, the terms and conditions applicable to such Note set out in schedule 1, as amended, supplemented or replaced by the relevant Pricing Supplement.

Definitions

        1.2   In this deed, capitalised terms which are not defined in this clause 1 have the meaning given to them in the Terms and Conditions.

2 The Registered Notes

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Creation of Registered Notes

        2.1   The Registered Notes will, for New South Wales state and Australian federal law purposes, initially be issued in registered form by inscription in the Register.

         2.2   The obligations of the Issuer under the Registered Notes are constituted by, and specified in, this deed poll.

Form of Notes

        2.3   Each Tranche of Registered Notes and, for the purposes of that Tranche of Registered Notes only, this deed poll, is initially in temporary form and will be converted to permanent form on or after the Exchange Date upon and to the extent of delivery to the Paying Agent of:

        (a)   a certificate or certificates, issued by Austraclear and dated not earlier than the Exchange Date, in substantially the form set out in Appendix 1, which certificate or certificates are based upon a written certification or certifications in substantially the form set out in Appendix 2 received by Austraclear or the Paying Agent on its behalf, by facsimile or electronic transmission from the relevant Austraclear Participants; or

        (b)   where the Tranche of Registered Notes is not settled through the Austraclear System, a certificate or certificates in substantially the form set out in Appendix 2 by facsimile or electronic transmission from the relevant Noteholder, in relation to the Registered Notes to be converted to permanent form.

         The delivery to the Paying Agent by Austraclear of any certificate referred to above may be relied upon by the Issuer and the Paying Agent as conclusive evidence that a corresponding certification or certifications has or have been delivered to Austraclear or the Paying Agent by such Austraclear Participants.

Title passes by registration

        2.4   This deed poll is evidence of entitlement only. Title to any Registered Note passes only on due registration in the Register maintained by the Registrar, and only the duly registered Noteholder is entitled to payment in respect of that Registered Note.

Undertaking to pay

        2.5   The Issuer undertakes with each Noteholder of a Registered Note to duly and punctually pay the principal of, any premium and/or interest on each Registered Note held by the Noteholder in accordance with the Terms and Conditions and otherwise to comply with the Terms and Conditions.

Appointment of Registrar

         2.6   The Issuer agrees to appoint the Registrar as registrar under the Agency Services Agreement.

Appointment of Paying Agent

        2.7   The Issuer agrees to appoint the Paying Agent under the Agency Services Agreement as Paying Agent in relation to the Registered Notes and to perform certain functions in relation to the Bearer Notes.

3   Rights and obligations of Noteholders

Benefit and entitlement

        3.1   This deed is executed as a deed poll. Accordingly, each Noteholder of a Registered Note has the benefit of, and is entitled to enforce, this deed poll against the Issuer even though it is not a party to, or is not in existence at the time of execution and delivery of, this deed poll.

Rights independent

        3.2   Each Noteholder of a Registered Note may enforce its rights under this deed poll independently from each other Noteholder of a Registered Note.

Noteholders bound

        3.3   Each Noteholder of a Registered Note and any person claiming through or under a Noteholder is bound by this deed poll. The Registered Notes will be issued subject to, and on the basis that each Noteholder is deemed to have notice of, and be bound by, this deed poll, the Information Memorandum, the Terms and Conditions, the Agency Services Agreement and any other arrangements concerning the Registered Notes as are applicable to Noteholders of Registered Notes as specified in the Pricing Supplement.

Payments of interest

        3.4   Payments of interest on Registered Notes will be made only on Registered Notes that have converted to permanent form in accordance with clause 2.3 of this deed.

Direction to hold Deed Poll for Registered Notes

        3.5   Each Noteholder of a Registered Note is taken to have irrevocably nominated and authorised the Registrar to hold this deed poll in New South Wales (or such other place as the Issuer and the Registrar agree) on its behalf.

        3.6   The Issuer acknowledges the right of every Noteholder to the production of this deed poll in accordance with clause 4.9 of the Agency Services Agreement.

4   Governing law, jurisdiction and service of process

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Governing law

         4.1   This deed poll is governed by the law in force in New South Wales.

Submission to jurisdiction

        4.2   The Issuer irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of New South Wales and courts of appeal from them in relation to any action (including, without limitation, any writ of summons or other originating process or any third or other party notice) arising out of or in relation to the Notes. The Issuer waives any right it has to object to an action being brought in those courts, to claim that the action has been brought in an inconvenient forum, or to claim that those courts do not have jurisdiction.

Service of process

        4.3   Without preventing any other mode of service, any document in an action (including, without limitation, any writ of summons or other originating process or any third or other party notice) arising out of or in relation to the Notes may be served on the Issuer by being left for the Issuer with its process agent referred to in clause 4.4.

Process agent

        4.4   The Issuer appoints Dabserv Corporate Services Pty Ltd (ABN 73 001 824 111) currently c/- Mallesons Stephen Jaques, Governor Phillip Tower, 1 Farrer Place, Sydney, NSW 2000, Australia to receive any document referred to in clause 4.3. If for any reason that person ceases to be able to act as such, the Issuer must immediately appoint another person with an office located in the Commonwealth of Australia to receive any such document and promptly notify Noteholders of such appointment.

EXECUTED as a deed poll by the Issuer.

Schedule 1     Terms and Conditions of the Notes

The following are the terms and conditions of the Notes which, as supplemented, modified or replaced in relation to any Series of Notes by the relevant Pricing Supplement, will be applicable to each Series of Notes.

Each Tranche of Notes will be the subject of a Pricing Supplement. References in the terms and conditions to a Pricing Supplement are references to the Pricing Supplement applicable to the relevant Tranche of Notes.

Each Noteholder and any person claiming through or under a Noteholder is deemed to have notice of and is bound by these terms and conditions, the Note Deed Poll, the Information Memorandum (including any documents incorporated by reference in it), the Agency Services Agreement, the relevant Pricing Supplement and the Guarantee. Copies of each of these documents are available for inspection by the holder of any Note of such Tranche at the offices of the Programme Manager and the Registrar at their respective addresses specified in the Information Memorandum.

1  Interpretation

         Definitions

        1.1   The following words have these meanings in these terms and conditions unless the contrary intention appears:

Agency Services Agreement means the agreement entitled “Agency Services Agreement” dated on or about 11 October 2001 between the Issuer, the Registrar and the Paying Agent and any amendment, supplement or replacement of it.

Applicable Business Day Convention means the Business Day Convention specified in the relevant Pricing Supplement as applicable to any date in respect of the Note or, if none is specified, the Applicable Business Day Convention for such purpose is the Following Business Day Convention. Different Business Day Conventions may apply, or be specified in relation to the Interest Payment Dates and any other date or dates in respect of any Notes.

Auditors means the auditors for the time being of the Issuer or, as the case may be, the Guarantor or, in the event of their being unable or unwilling promptly to carry out any action requested of them pursuant to the provisions of these terms and conditions, such other firm of independent accountants as may be for the purposes of these terms and conditions.

Austraclear means Austraclear Limited (ABN 94 002 060 773).

Austraclear Participant means, in relation to a Registered Note lodged in the Austraclear System, a person in whose Security Record (as defined in the Austraclear Regulations) that Registered Note is recorded from time to time.

Austraclear Regulations means the regulations known as the “Regulations and Operating Manual” established by Austraclear to govern the use of the Austraclear System (as amended and replaced from time to time).

Austraclear System means the system operated by Austraclear for holding securities and electronic recording and settling of transactions in those securities between members of that system.

Bearer Exchange Notice means a notice in substantially the form set out in schedule 6 to the Note Deed Poll or such other form provided by the Paying Agent.

Bearer Notes means any Note substantially in the form set out in schedule 3 to the Note Deed Poll which is payable to bearer and is in definitive form and, where the context so requires, includes Coupons and Talons relating to such Bearer Note.

Business Day means:

(a) a day (other than a Saturday, Sunday or public holiday) on which commercial banks are open for general business (including dealing in foreign exchange and foreign currency deposits) in the place specified in the relevant Pricing Supplement, or, if no such place is specified, Sydney; and

(b) if a Note is to be issued or a payment in respect of a Note is to be made on that day, a day on which the Austraclear System is operating.

Business Day Convention means a convention for adjusting any date if it would otherwise fall on a day that is not a Business Day and the following Business Day Conventions, where specified in the relevant Pricing Supplement in relation to any date applicable to any Note, have the following meanings:

(a) Floating Rate Convention means that the date is postponed to the next following day which is a Business Day unless that day falls in the next calendar month, in which event:

(A) such date is brought forward to the first preceding day that is a Business Day; and

(B) each subsequent Interest Payment Date is the last Business Day in the month which falls the number of months or other period specified as the Interest Period in the relevant Pricing Supplement after the preceding applicable Interest Payment Date occurred;

(b) Following Business Day Convention means that the date is postponed to the next following day that is a Business Day;

(c) Modified Following Business Day Convention or Modified Business Day Convention means that the date is postponed to the next following day that is a Business Day unless that day falls in the next calendar month in which case that date is the immediately preceding day that is a Business Day; and

(d) Preceding Business Day Convention means that the date is brought forward to the immediately preceding day that is a Business Day.

Calculation Agent means, in respect of a Tranche of Notes, such person as is specified as the Calculation Agent (if any) in the relevant Pricing Supplement. The Calculation Agent must be the same for all Notes in a Series.

Condition means the correspondingly numbered condition in these terms and conditions.

Corporations Law means the Corporations Act 2001 (of the Commonwealth of Australia) and, where the context so requires, includes a reference to regulations made under that Act.

Coupon means any interest coupon appertaining to a Bearer Note substantially in the form set out in schedule 4 to the Note Deed Poll.

Day Count Fraction means, in respect of the calculation of an amount of interest on any Note for any period of time (from and including the first day of such period to but excluding the last) (whether or not constituting an Interest Period, the “Calculation Period”):

        (a)   if Actual/365 or Actual/Actual - ISDA is specified in the relevant Pricing Supplement, the actual number of days in the Calculation Period divided by 365 (or, if any portion of that Calculation Period falls in a leap year, the sum of (i) the actual number of days in that portion of the Calculation Period falling in a leap year divided by 366 and (ii) the actual number of days in that portion of the Calculation Period falling in a non-leap year divided by 365);

         (b)   if Actual/365 (Fixed) is specified in the relevant Pricing Supplement, the actual number of days in the Calculation Period divided by 365;

         (c)   if Actual/360 is specified in the relevant Pricing Supplement, the actual number of days in the Calculation Period divided by 360; and

        (d)   if Australian Bond Basis or RBA Bond Basis is specified in the relevant Pricing Supplement, one divided by the number of Interest Payment Dates in a year.

Denomination means the notional face value of a Note as specified in the relevant Pricing Supplement.

Early Termination Amount means in relation to a Note, the Outstanding Principal Amount or such other redemption amount as may be specified in, or determined in accordance with the provisions of, the relevant Pricing Supplement.

Event of Default has the meaning given to it in Condition 7.1 (Events of Default).

Exchange Date means the first Business Day following the expiration of a period of 40 days after the completion of distribution of the Notes.

Extraordinary Resolution has the same meaning as in the Meetings Provisions.

Guarantee means the Deed Poll Guarantee and Indemnity by the Guarantor in favour of Noteholders from time to time dated on or about the date of the Note Deed Poll.

Guarantor means Countrywide Credit Industries, Inc., a company incorporated with limited liability in the State of Delaware of 4500 Park Granada, Calabasas, California 91302, United States of America.

Government Agency means:

(a) any government or any governmental, semi-governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity; or

(b) any self regulatory entity established under any law or regulation or any stock or other securities exchange.

Information Memorandum means, in relation to the Programme or any issue of Notes, at any time the then latest information memorandum and any supplement or amendment to it, (whether in printed or electronic form) prepared on behalf of, and approved in writing by, the Issuer and the Guarantor in connection with the issue of Notes, all documents incorporated by reference in it, and such other information to provide potential investors with information on any Note (including in the case of a Tranche of Notes, a Pricing Supplement) approved in writing by the Issuer and the Guarantor from time to time.

Interest Commencement Date means the Issue Date or such other date as may be specified as such in the relevant Pricing Supplement.

Interest Payment Date means the date or dates specified as such in, or determined in accordance with the provisions of, the relevant Pricing Supplement and adjusted, in the case of a Note bearing a floating rate of interest, in accordance with the Applicable Business Day Convention.

Interest Period means each successive period beginning on and including an Interest Payment Date and ending on but excluding the next succeeding Interest Payment Date provided that the first Interest Period commences on and includes the Interest Commencement Date and the final Interest Period ends on but excludes the Maturity Date.

Interest Rate means the rate or rates (expressed as a percentage per annum) or amount or amounts (expressed as a price per unit of relevant currency) of interest payable in respect of the Notes specified in, or calculated or determined in accordance with the provisions of, the relevant Pricing Supplement.

Issue Date means the date on which any Note is or is to be issued as specified in or determined in accordance with the provisions of the relevant Pricing Supplement.

Issue Price means the Issue Price specified in, or calculated or determined in accordance with the provisions of the relevant Pricing Supplement.

Issuer means Countrywide Home Loans, Inc., a company incorporated with limited liability in the State of New York of 4500 Park Granada, Calabasas, California 91302, United States of America.

ITAA means the Income Tax Assessment Act 1936 (of the Commonwealth of Australia).

Liability means any loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever (including, without limitation, in respect of taxes, duties, levies, imposts and other charges) and including any value added tax or similar tax charged or chargeable in respect thereof and legal fees and expenses provided that such legal fees and expenses are properly incurred.

Maturity Date means, in relation to a Note, the maturity date specified in or determined in accordance with the provisions of the relevant Pricing Supplement and recorded in the Register as the date for redemption of that Note.

Maturity Redemption Amount means in relation to a Note, the Outstanding Principal Amount or such other redemption amount as may be specified in, or calculated or determined in accordance with the provisions of, the relevant Pricing Supplement.

Meetings Provisions means the provisions for the convening of meetings of, and passing of resolutions by Noteholders set out in schedule 2 to the Note Deed Poll.

Note means a medium term note being a debt obligation of the Issuer and includes:

(a) Registered Notes; and

(b) pursuant to Condition 17 (Conversion of Registered Notes into Bearer Notes), Bearer Notes.

Note Deed Poll means the deed poll executed by the Issuer in relation to the Programme dated on or about 11 October 2001 (including these terms and conditions which form schedule 1 to the Note Deed Poll).

Noteholder means:

(a) in the case of any Registered Note, the person whose name is for the time being entered in the Register as the holder of the Registered Note or, where the Registered Note is owned jointly by two or more persons, the persons whose names appear in the Register as the joint owners of the Registered Note and (for the avoidance of doubt) when the Registered Note is entered in the Austraclear System, includes Austraclear acting on behalf of a member of the Austraclear System; and

(b) in the case of any Bearer Note, the bearer of that Bearer Note.

Outstanding means on any day all Notes issued, less those Notes:

(a) which have been redeemed or satisfied in full by the Issuer; or

(b) for the payment of which funds equal to their aggregate Outstanding Principal Amount are on deposit with the Paying Agent on terms which prohibit the return of the deposit or the use of the deposit for any purpose other than the payment of those Notes or in respect of which the Registrar holds an irrevocable direction to apply funds in repayment of Notes to be redeemed on that day; or

(c) in respect of which a Noteholder is unable to make a claim as a result of the operation of Condition 11 (Time limit for claims).

Outstanding Principal Amount means, in respect of an Outstanding Note at any time, the Denomination of the Note less the aggregate of any part of the principal amount of that Note that has been paid or otherwise satisfied by the Issuer (or, as the case may be, the Guarantor) and for such purposes:

(a) the premium of a Note to be redeemed at a premium is to be taken to be added to the principal amount; and

(b) the principal amount of a Note issued at a discount is to be taken as at any time to equal its Denomination.

Paying Agent means Computershare Investor Services Pty Limited (ABN 48 078 279 277) or such other person appointed by the Issuer as a replacement or additional paying agent from time to time provided that no paying agent will be located in the United States.

Payment Date means, in respect of a Note, an Interest Payment Date, the Maturity Date or other relevant payment date (including an early payment date).

Potential Event of Default means any condition, event or act which, with the lapse of time and/or the issue, making or giving of any notice, certification, declaration, demand, determination and/or request and/or the taking of any similar action and/or the fulfilment of any similar condition, would constitute an Event of Default.

Pricing Supplement means a Pricing Supplement prepared and issued in relation to Notes of a relevant Tranche or Series, and confirmed in writing by the Issuer.

Programme means the Issuer's uncommitted programme for the issue of Notes as described in the Information Memorandum.

Programme Manager means ABN AMRO Bank N.V., (Australian Branch) (ABN 84 079 478 612) in its capacity as administration manager of the Programme, or such other person appointed by the Issuer from time to time and who has consented to act as Programme Manager.

Record Date means, in the case of payments of interest or principal, the eighth calendar day before the relevant date for payment.

Registered Note means any Note which, solely for the purposes of New South Wales law, is in registered form and which is constituted by, and owing under, the Note Deed Poll.

Register means a register, including any sub-register, of Noteholders established and maintained by or on behalf of the Issuer in which is entered the names and addresses of Noteholders whose Notes are carried on that register, the amount of Notes held by each Noteholder and the Tranche, Series and Issue Date and date of transfer of those Notes, and any other particulars which the Issuer sees fit.

Registrar means Computershare Investor Services Pty Limited (ABN 48 078 279 277) or such other person appointed by the Issuer to establish and maintain the Register on the Issuers’ behalf from time to time.

Series means a Tranche or Tranches of Notes all of which have identical terms, except that:

(a) the Issue Date and the amount of the first payment of interest may be different in respect of different Tranches of a Series; and

(b) a Series may comprise Notes in more than one Denomination.

Stock Exchange means the Australian Stock Exchange Limited, or any other or further stock exchange(s) on which any Notes may from time to time be listed, and references to the “relevant Stock Exchange” is, in relation to any Notes, a reference to the Stock Exchange on which the Notes are, from time to time, or are intended to be, listed.

Talon means the Talons (if any) appertaining to, and exchangeable for, further Coupons appertaining to a Bearer Note substantially in the form set out in schedule 5 to the Note Deed Poll.

Tranche means an issue of Notes all of which are issued on the same Issue Date and the terms of which are identical in all respects (except that a Tranche may comprise Notes in more than one Denomination).

Transaction Documents means the Note Deed Poll (including these terms and conditions), the Agency Services Agreement, the Guarantee, each Note, each Pricing Supplement and any other instrument specified as such in a Pricing Supplement.

Interpretation

         1.2      In these terms and conditions unless the contrary intention appears:

         (a)   a reference to these terms and conditions is a reference to these terms and conditions as modified, supplemented or replaced by the relevant Pricing Supplement;

         (b)   a reference to "Australian Dollars", "A$" or "dollars" is a reference to the lawful currency of the Commonwealth of Australia;

         (c)   a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

         (d)   the singular includes the plural and vice versa;

         (e)   the word "person" includes a firm, body corporate, an unincorporated association or an authority;

         (f)   a reference to a person includes a reference to the person's executors, administrators, successors, substitutes (including, without limitation, persons taking by novation) and assigns;

        (g)   a reference to any thing (including, without limitation, any amount) is a reference to the whole and each part of it and a reference to the Issuer or to a group of persons is a reference to all of them collectively and to each of them individually;

         (h)   a reference to a deed poll, deed, agreement or another instrument includes any variation or replacement of them;

         (i)   a reference to a time of day is a reference to that time in Sydney; and

        (j)   a reference to “current accounting practice” applying to a person is to accounting principles and practices applying by law or otherwise generally accepted in the place of incorporation of that person, consistently applied. A reference to an accounting term is to be interpreted according to those principles and practices.

Headings

         1.3    Headings are inserted for convenience and do not affect the interpretation of these terms and conditions.

2   Form, Denomination and title

Form of Notes

        2.1   Each Tranche of Registered Notes and, for the purposes of that Tranche of Registered Notes only, the Note Deed Poll, is initially in temporary form and will be converted to permanent form on or after the Exchange Date upon and to the extent of delivery to the Paying Agent of:

        (a) a certificate or certificates issued by Austraclear and dated no earlier than the Exchange Date, in substantially the form set out in Appendix 1 to the Note Deed Poll, which certificate or certificates are based upon a written certification or certifications in substantially the form set out in Appendix 2 to the Note Deed Poll received by Austraclear or the Paying Agent on its behalf, by facsimile or electronic transmission from the relevant Austraclear Participants; or

        (b) where the Tranche of Registered Notes is not settled through the Austraclear System, a certificate or certificates in substantially the form set out in Appendix 2 to the Note Deed Poll by facsimile or electronic transmission from the relevant Noteholder, in relation to the Registered Notes to be converted to permanent form.

         The delivery to the Paying Agent by Austraclear of any certificate referred to above may be relied upon by the Issuer and the Paying Agent as conclusive evidence that a corresponding certification or certifications has or have been delivered to Austraclear or the Paying Agent on its behalf by such Austraclear Participants. The Paying Agent must retain any certificate received from Austraclear or any other Noteholder for at least four calendar years following the year in which the certificate is received.

         Interest payments in respect of Registered Notes will only be made in respect of Registered Notes in permanent form.

Registered

         Notes in permanent form are exchangeable for Bearer Notes in accordance with Condition 17 (Conversion of Registered Notes into Bearer Notes). Bearer Notes are not exchangeable for Registered Notes.

         The Registered Notes are debt obligations of the Issuer constituted by, and owing under, the Note Deed Poll and take the form of entries in the Register. Each entry in the Register constitutes a separate and individual acknowledgment to the relevant Noteholder of the indebtedness of the Issuer to that Noteholder.

Independent obligations

        2.2   The obligations of the Issuer in respect of each Note issued by it constitute separate and independent obligations which the Noteholder to whom those obligations are owed is entitled to enforce without having to join any other Noteholder or any predecessor in title of a Noteholder.

Currency

         2.3   Notes will be denominated in Australian Dollars.

Denomination

        2.4   Notes are issued in the Denomination of A$10,000, unless otherwise specified in the relevant Pricing Supplement. Notes may only be issued if the aggregate consideration payable to the Issuer by the relevant Noteholder is at least A$500,000 (disregarding moneys lent by the Issuer or its associates) or if the Notes are otherwise issued in a manner which does not require disclosure to investors in accordance with Part 6D.2 of the Corporations Law.

Register conclusive

        2.5   Entries in the Register in relation to a Registered Note constitute conclusive evidence that the person so entered in the Register is the registered owner of that Registered Note subject to rectification for fraud or error. No Registered Note will be registered in the name of more than four persons. A Registered Note registered in the name of more than one person is held by those persons as joint tenants. Registered Notes will be registered by name only without reference to any trusteeship. The person registered in the Register as a holder of a Registered Note will be treated by the Issuer and the Registrar as absolute owner of that Registered Note and neither the Issuer nor the Registrar are, except as ordered by a court or as required by statute, obliged to take notice of any other claim to a Registered Note.

Noteholder absolutely entitled

        2.6   Upon a person acquiring title to any Registered Note by virtue of becoming registered as the owner of that Registered Note, all rights and entitlements arising by virtue of the Note Deed Poll in respect of that Registered Note vest absolutely in the registered owner of the Registered Note, such that no person who has previously been registered as the owner of the Registered Note has or is entitled to assert against the Issuer or the Registrar or the registered owner of the Registered Note for the time being and from time to time any rights, benefits or entitlements in respect of the Registered Note.

Location of Register

        2.7   The Register will be established and maintained in New South Wales unless otherwise agreed with the Registrar.

Certificates

        2.8   No certificate or other evidence of title will be issued by or on behalf of the Issuer to evidence title to a Registered Note unless the Issuer determines that certificates should be made available or it is required to do so pursuant to any applicable law or regulation.

Acknowledgment

        2.9   Where Austraclear is recorded in the Register as the Noteholder of a Registered Note, each relevant Austraclear Participant is deemed to acknowledge in favour of the Registrar and Austraclear that:

        (a)   the Registrar’s decision to act as the Registrar of the Registered Note does not constitute a recommendation or endorsement by the Registrar or Austraclear in relation to the Registered Note but only indicates that such Registered Note is considered by the Registrar to be compatible with the performance by it of its obligations as Registrar under its agreement with the Issuer to act as Registrar of the Registered Note; and

         (b)   the Noteholder does not rely on any fact, matter or circumstance contrary to Condition 2.9(a).

3 Transfers

Limits on transfer to, from and within Australia

         3.1   Notes may only be transferred to, from or within Australia:

         (i)   in whole;

        (ii)   if the minimum aggregate consideration payable at the time of transfer is at least A$500,000 (disregarding moneys lent by the transferor or its associates to the transferee) or the transfer otherwise does not require disclosure to investors in accordance with Part 6D.2 of the Corporations Law; and

         (iii)   if the transfer is in compliance with the laws of the jurisdiction in which the transfer takes place.

Limits on transfer outside Australia

        3.2   A Note may only be transferred between persons in a jurisdiction or jurisdictions other than Australia if a transfer and acceptance form is signed outside Australia and the transfer is in compliance with the laws of the jurisdiction or jurisdictions in which the transfer takes place.

Transfers

        3.3   Unless Registered Notes are lodged in the Austraclear System, Registered Notes will be transferable only by duly completed and (if applicable) stamped transfer and acceptance forms in the form specified by, and obtainable from, the Registrar or by any other method approved by the Issuer and the Registrar. Each transfer and acceptance form must be accompanied by such evidence (if any) as the Registrar may require to prove the title of the transferor or the transferor’s right to transfer the Registered Note and be signed by both the transferor and the transferee. Registered Notes entered in the Austraclear System will be transferable only in accordance with the Austraclear Regulations.

         Bearer Notes are transferable by delivery.

Registration of transfer

        3.4   The transferor of a Registered Note is deemed to remain the holder of that Registered Note until the name of the transferee is entered in the Register in respect of that Registered Note. Transfers will not be registered during the period from the Record Date until the calendar day after the relevant Payment Date.

No charge on transfer

        3.5   Transfers will be registered without charge provided taxes, duties or other governmental charges (if any) imposed in relation to the transfer have been paid.

Estates

        3.6   A person becoming entitled to a Registered Note as a consequence of the death or bankruptcy of a Noteholder or of a vesting order or a person administering the estate of a Noteholder may, upon producing such evidence as to that entitlement or status as the Registrar considers sufficient, transfer the Registered Note or, if so entitled, become registered as the holder of the Registered Note.

Unincorporated associations

         3.7   A transfer to an unincorporated association is not permitted.

Transfer of unidentified Notes

        3.8   Where the transferor executes a transfer of less than all Registered Notes registered in its name, and the specific Registered Notes to be transferred are not identified, the Registrar may (subject to the limit on minimum holdings, if any) register the transfer in respect of such of the Registered Notes registered in the name of the transferor as the Registrar thinks fit, provided the aggregate principal amount of the Registered Notes registered as having been transferred equals the aggregate principal amount of the Registered Notes expressed to be transferred in the transfer.

Stamp duty

         3.9   The Issuer must bear any stamp duty payable on the issue and subscription of the Notes issued by it.

         The Noteholder is responsible for any stamp duties or other similar taxes which are payable in any jurisdiction in connection with any transfer, assignment or any other dealing with the Notes.

4   Status and covenants

Status of Notes

        4.1   The Notes are direct, unconditional, unsubordinated and unsecured obligations of the Issuer and rank pari passu among themselves and (except for liabilities mandatorily preferred by law) equally with all other unsecured and unsubordinated obligations of the Issuer, from time to time outstanding.

Guarantee

        4.2   The payment of the principal and interest in respect of the Notes and all other moneys payable by the Issuer under or pursuant to the Notes has been unconditionally and irrevocable guaranteed by the Guarantor under the Guarantee. The obligations of the Guarantor under the Guarantee are direct, unconditional, unsubordinated and unsecured obligations of the Guarantor and rank pari passu and (except for liabilities mandatorily preferred by law) equally with all other unsecured and unsubordinated obligations of the Guarantor, from time to time outstanding.

Covenants by the Issuer and the Guarantor

         4.3   So long as any of the Notes remain Outstanding, each of the Issuer and the Guarantor agree to:

        (a)   at all times carry on and conduct its affairs and procure its subsidiaries to carry on and conduct their respective affairs in a proper and efficient manner;

        (b)   cause to be prepared and certified by its Auditors in respect of each annual financial accounting period accounts in such form as will comply with all relevant legal and accounting requirements and all requirements for the time being of the relevant Stock Exchange;

        (c)   use its best endeavours to maintain the quotation or listing on the relevant Stock Exchange of those of the Notes which are quoted or listed on the relevant Stock Exchange or, if it is unable to do so having used such endeavours, use its best endeavours to obtain and maintain a quotation or listing of such Notes issued by it on such other stock exchange or exchanges or securities market or markets as the Issuer may decide; and

         (d)   give to the Programme Manager:

(i) within seven days after demand by the Programme Manager; and

(ii) (without the necessity for any such demand) promptly after the publication of its audited accounts in respect of each financial year and in any event not later than 180 days after the end of each such financial year a certificate signed by two of its directors, to the effect that as at a date not more than seven days before delivering such certificate (the “relevant certification date”) there did not exist and had not existed since the relevant certification date of the previous certificate (or in the case of the first such certificate the date hereof) any Event of Default or any Potential Event of Default (or if such exists or existed specifying the same) and that during the period from and including the relevant certification date of the last such certificate (or in the case of the first such certificate the date hereof) to and including the relevant certification date of such certificate the Issuer has complied with all its obligations contained in these terms and conditions or (if such is not the case) specifying the respects in which it has not complied.

Consolidation, merger, conveyance or transfer by the Issuer

        4.4   The Issuer shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any person, unless:

        (a)   the corporation formed by such consolidation or into which the Issuer is merged or the person which acquires by conveyance or transfer the properties and assets of the Issuer substantially as an entirety is a corporation organised and existing under the laws of the United States of America, any political subdivision thereof or any State thereof and expressly assumes, by deed poll in favour of Noteholders from time to time in a form not materially prejudicial to the interests of Noteholders, the due and punctual payment of the principal of and interest on all the Notes and the performance of all obligations of the Issuer under the Transaction Documents;

         (b)   immediately after giving effect to such transaction, no Event of Default or Potential Event of Default has occurred;

        (c)   the Issuer has delivered to the Programme Manager a certificate signed by two of its directors and an opinion of counsel acceptable to the Programme Manager, each stating that such consolidation, merger, conveyance or transfer and such deed poll comply with this Condition 4.4 and that all conditions precedent provided for in these terms and conditions relating to such transaction have been complied with; and

        (d)   the Guarantor has delivered to the Programme Manager a certificate signed by two of its directors and an opinion of counsel acceptable to the Programme Manager, each stating that the Guarantor’s obligations under the Guarantee remain in full force and effect after such assumption.

        4.5   Upon any consolidation with or merger into any other corporation, or any conveyance or transfer of the properties and assets of the Issuer substantially as an entirety, in each case in accordance with Condition 4.4 (Consolidation, merger, conveyance or transfer by the Issuer), the successor corporation formed by that consolidation or into which the Issuer is merged or the successor person to which that conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the Transaction Documents with the same effect as if such successor had been named as the Issuer therein, and following such succession the predecessor corporation is relieved of all obligations and covenants under the Transaction Documents.

Consolidation, merger, conveyance or transfer by the Guarantor

        4.6   The Guarantor shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any person, unless:

        (a)   the corporation formed by such consolidation or into which the Guarantor is merged or the person which acquires by conveyance or transfer the properties and assets of the Guarantor substantially as an entirety is a corporation organised and existing under the laws of the United States of America, any political subdivision thereof or any State thereof and expressly assumes, by a deed poll in favour of Noteholders from time to time in a form not materially prejudicial to the interests of the Noteholders, the obligations of the Guarantor under the Guarantee and the performance of all obligations of the Guarantor under the Transaction Documents;

         (b)   immediately after giving effect to such transaction, no Event of Default or Potential Event of Default has occurred; and

        (c)   the Guarantor has delivered to the Programme Manager a certificate signed by two of its directors and an opinion of counsel acceptable to the Programme Manager, each stating that such consolidation, merger, conveyance or transfer and such deed poll comply with this Condition 4.6 and that all conditions precedent provided for in these terms and conditions relating to such transaction have been complied with.

        4.7   Upon any consolidation with or merger into any other corporation, or any conveyance or transfer of the properties and assets of the Guarantor substantially as an entirety, in each case in accordance with Condition 4.6 (Consolidation, merger, conveyance or transfer by the Guarantor), the successor corporation formed by that consolidation or into which the Guarantor is merged or the successor person to which that conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under the Transaction Documents with the same effect as if such successor had been named as the Guarantor therein, and following such succession the predecessor corporation is relieved of all obligations and covenants under the Transaction Documents.

5   Interest

Interest

        5.1   Notes may bear interest at a fixed rate per annum or a fixed coupon rate (“Fixed Rate Notes”) or at a floating rate (“Floating Rate Notes”), as specified in the relevant Pricing Supplement. Notes bear interest from their Interest Commencement Date at the Interest Rate and such interest is payable in arrears on each Interest Payment Date.

         Interest accrues from the Interest Commencement Date on the Outstanding Principal Amount. Interest will cease to accrue on maturity of a Note unless default is made in the payment of any principal amount in which case interest continues to accrue on the principal amount in respect of which payment has been improperly withheld or refused or default has been made (as well after as before any demand or judgement) at the Interest Rate then applicable or such other rate as may be specified for this purpose in the Pricing Supplement until the date on which the relevant payment is made.

Calculations and adjustments

        5.2   The amount of interest payable in respect of any Note for any period is calculated by multiplying the product of the Interest Rate and the Outstanding Principal Amount by the Day Count Fraction, save that if the Pricing Supplement specifies an amount in respect of such period, the amount of interest payable in respect of such Note for such period is equal to such specified amount.

         For the purposes of any calculations referred to in these terms and conditions and unless otherwise specified in these terms and conditions or the Pricing Supplement, all amounts used in or resulting from such calculations will be rounded to the nearest cent (with one half cent being rounded up).

Notification of Interest Rate

        5.3   The Issuer will, if requested in writing by a Noteholder, notify the Noteholder of the Interest Rate, the amount of interest payable to that Noteholder and the relevant Interest Payment Date (or the method of determining them).

Notification, etc to be final

        5.4   Except as provided in Condition 5.3 (Notification of Interest Rate), all notifications, opinions, determinations, certificates, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions of this Condition 5 by the Issuer are (in the absence of wilful default, bad faith or manifest error) binding on the Issuer and all Noteholders.

6   Redemption and purchase

Redemption on maturity

        6.1   Unless previously redeemed, or purchased and cancelled or unless such Note is stated in the relevant Pricing Supplement as having no fixed Maturity Date, each Note shall be redeemed on the Maturity Date specified in the relevant Pricing Supplement at its Maturity Redemption Amount.

Purchase of Notes

        6.2   The Issuer, the Guarantor or any of its subsidiaries may at any time purchase Notes in the open market or otherwise and at any price. All unmatured Notes purchased in accordance with this Condition 6.2, Condition 6.9 (Early redemption at option of Issuer) or Condition 6.12 (Early redemption at option of Noteholders) may be held, resold, reissued or cancelled at the discretion of the Issuer or the Guarantor, subject to compliance with all legal and regulatory requirements.

Early redemption for taxation reasons

        6.3   The Notes may be redeemed at the option of the Issuer in whole, but not in part, at any time (if the Note is not a Floating Rate Note) or on any Interest Payment Date (if the Note is a Floating Rate Note), on giving not less than 30 nor more than 60 days’ notice to the Registrar and Paying Agent and, in accordance with Condition 12 (Notices), the Noteholders (which notice shall be irrevocable), if:

        (a)   on the occasion of the next payment due under the Notes, the Issuer has or will become obliged to pay additional amounts as provided or referred to in Condition 9 (Taxation) or the Guarantor would be unable for reasons outside its control to procure payment by the Issuer and in making payment itself would be required to pay such additional amounts in each case as a result of any change in, or amendment to, the laws or regulations of the United States of America or any political subdivision or any authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the Issue Date of the first Tranche of the Notes; and

         (b)   such obligation cannot be avoided by the Issuer or, as the case may be, the Guarantor taking reasonable measures available to it,

provided that no such notice of redemption is given earlier than 90 days prior to the earliest date on which the Issuer or, as the case may be, the Guarantor would be obliged to pay such additional amounts were a payment in respect of the Notes then due.

Prior to the publication of any notice of redemption pursuant to this Condition 6.3, the Issuer shall deliver to the Paying Agent a certificate signed by two directors of the Issuer or, as the case may be, two directors of the Guarantor stating that the Issuer is entitled to effect such redemption and setting out a statement of facts showing that the conditions precedent to the right of the Issuer to redeem have occurred, and an opinion of independent legal advisers of recognised standing to the effect that the Issuer or, as the case may be, the Guarantor has or will become obliged to pay such additional amounts as a result of such change or amendment.

        6.4   If the Issuer, or if applicable, the Guarantor determines, based upon a written opinion of independent United States legal counsel, that any payment made outside the United States by the Issuer, the Guarantor or the Paying Agent of principal or interest due in respect of any Note would, under any present or future laws or regulations of the United States of America, be subject to any certification, identification or other information reporting requirement of any kind, the effect of which is the disclosure to the Issuer, the Guarantor, Paying Agent or any governmental authority of the nationality, residence or identity (as distinguished from, for example, status as a United States Alien (as defined in Condition 9 (Taxation)) of a beneficial owner of such Note who is a United States Alien the Issuer, at its option, will either:

         (a)   redeem the Notes, in whole but not in part; or

         (b)   if and so long as the conditions of Condition 9 (Taxation) are satisfied, pay the additional amounts specified in Condition 9 (Taxation).

        6.5   The right of the Issuer to exercise such option will not apply where the requirement otherwise giving rise to such option:

         (a)   would not be applicable to a payment made by the Issuer, the Guarantor or the Paying Agent:

(i) directly to the beneficial owner; or

(ii) to a custodian, nominee or other agent of the beneficial owner,

         (b)   can be satisfied by such custodian, nominee or other agent certifying that such beneficial owner is a United States Alien,

provided that in each case referred to in paragraphs (a)(ii) and (b) of this Condition 6.5 payment by such custodian, nominee or agent of such beneficial owner is not otherwise subject to any such requirement (other than a requirement which is imposed on a custodian, nominee or other agent described in paragraph (d) of this Condition 6.5); or

         (c)    would not be applicable to payment made by at least one other Paying Agent; or

        (d)   is applicable to a payment to a custodian, nominee or other agent of the beneficial owner who is a United States person, a controlled foreign corporation for United States tax purposes, a foreign person 50 per cent. or more of whose gross income for the 3-year period ending with the close of its taxable year preceding the year of payment is effectively connected with a United States trade or business, or is otherwise related to the United States.

; Such determination and election will be made as soon as practicable, and the Issuer will promptly publish notice thereof (the “Determination Notice”) stating the effective date of such certification, identification or other information or reporting requirement, whether the Notes shall be redeemed or that the additional amounts specified in Condition 9 (Taxation) should be paid and (if applicable) the last date by which the redemption of the Notes must take place.

        6.6   If an election has been made that the Notes be redeemed, such redemption will take place on such date (being an Interest Payment Date if the Note is a Floating Rate Note), not later than one year after the publication of the Determination Notice, as the Issuer elects by notice to the Noteholders in accordance with Condition 12 (Notice) at least 60 days before the date fixed for redemption.

        6.7   Notwithstanding Conditions 6.3 to 6.6, the Notes will not be redeemed if the Issuer subsequently determines, based on an opinion of independent United States legal counsel, no less than 30 days prior to the redemption date, that subsequent payments would not be subject to any such requirement, in which case the Issuer will promptly publish notice of such determination and any earlier redemption notice will be revoked and of no further effect.

         6.8   Notes redeemed pursuant to Condition 6.3 (Early redemption for tax reasons) will be redeemed at their tax early redemption amount (“Early Redemption Amount (Tax)”) (which is their Outstanding Principal Amount or such other redemption amount as may be specified in, or determined in accordance with the provisions of, the Pricing Supplement), together with accrued interest (if any) to (but excluding) the date of redemption.

Early redemption at option of Issuer

        6.9   If this Condition 6.9 is specified in the Pricing Supplement as being applicable, then the Issuer may, having given the appropriate notice and subject to such conditions as may be specified in the Pricing Supplement, redeem all (but not, unless and to the extent that the Pricing Supplement specifies otherwise, some only) of the Notes of the relevant Series at their call early redemption amount (“Early Redemption Amount (Call)”) (which is their Outstanding Principal Amount or such other redemption amount as may be specified in, or determined in accordance with the provisions of, the Pricing Supplement), together with accrued interest (if any) to (but excluding) the date of redemption.

The Issuer may not exercise such option in respect of any Note which is the subject of the prior exercise by the Noteholder thereof of its option to require the redemption of such Note under Condition 6.12 (Early redemption at option of Noteholders).

        6.10   The appropriate notice referred to in Condition 6.9 (Early redemption at option of Issuer) is a notice given by the Issuer to the Registrar and Paying Agent and to the Noteholders of the relevant Series in accordance with Condition 12 (Notices), which notice shall be irrevocable and shall specify:

         (a)   the Series of Notes subject to redemption;

        (b)   whether such Series is to be redeemed in whole or in part only and, if in part only, the aggregate principal amount of and the serial numbers (if Bearer Notes) of the Notes of the relevant Series which are to be redeemed;

        (c)   the due date for such redemption, which shall be not less than 30 days nor more than 60 days after the date on which such notice is given and which shall be such date or the next of such dates (“Call Option Date(s)”) or a day falling within such period (“Call Option Period”), as may be specified in the Pricing Supplement and which is, in the case of Notes which bear interest at a floating rate, Interest Payment Date; and

         (d)   the Early Redemption Amount (Call) at which such Notes are to be redeemed.

Partial Redemption

        6.11   In the case of a partial redemption of Registered Notes, the Notes to be redeemed will be selected by the Registrar, and notice of the Notes selected for redemption will be given in accordance with Condition 12 (Notices) not less than 15 days prior to the date fixed for redemption.

Early redemption at option of Noteholders

        6.12   If this Condition 6.12 is specified in the Pricing Supplement as being applicable, then the Issuer shall, upon the exercise of the relevant option by any Noteholder of the relevant Series, redeem such Note on the date specified in the relevant Put Notice (as defined below) at its put early redemption amount (the “Early Redemption Amount (Put)”) (which is their Outstanding Principal Amount or such other redemption amount as may be specified in, or determined in accordance with the provisions of, the Pricing Supplement), together with accrued interest (if any) to (but excluding) the date of redemption.

In order to exercise such option, the Noteholder must, not less than 30 nor more that 60 days’ before the date on which such redemption is required to be made as specified in the Put Notice (as defined below) (which date shall be such date or the next of the dates (“Put Date(s)”), or a day falling within such period (“Put Period”), as may be specified in the Pricing Supplement), deposit (together, in the case of a Bearer Note, with all unmatured Coupons and Talons appertaining thereto other than any Coupon maturing on or before the date of redemption) during normal business hours at the specified office of the Paying Agent a duly completed early redemption notice (“Put Notice”) in the form which is available from the specified office of the Paying Agent specifying, in the case of a Registered Note, the aggregate principal amount in respect of which such option is exercised (which must be the minimum Denomination specified in the Pricing Supplement or an integral multiple thereof). No Bearer Note so deposited and option exercised may be withdrawn.

A Noteholder may not exercise such option in respect of any Note which is the subject of an exercise by the Issuer of its option to redeem such Note under either Condition 6.3 (Early redemption for tax reasons) or 6.9 (Early redemption at option of Issuer).

7 Events of Default

Events of Default

         7.1   An Event of Default occurs in relation to a Series of Notes if any one or more of the following events occurs:

        (a)   (payment default) default is made in the payment of any principal or interest due in respect of the Notes or any of them and the default continues for a period of 30 days in the case of interest; or

        (b)   (other default) the Issuer or the Guarantor fails to perform or observe any of its other obligations under these terms and conditions, the Note Deed Poll on the Guarantee and, if the default can be remedied, the Issuer or Guarantor (as the case may be) does not remedy the default within the period of 60 days next following the service on the Issuer or the Guarantor (as the case may be) of notice requiring the default to be remedied by Noteholders holding at least 25% of the Outstanding Principal Amount of Outstanding Notes; or

        (c)   (cross default) any Indebtedness for Borrowed Money of the Issuer or the Guarantor becomes due and repayable prematurely by reason of an event of default (however described) or the Issuer or the Guarantor fails to make any payment in respect of any Indebtedness for Borrowed Money on the due date for payment or any security given by the Issuer or the Guarantor for any Indebtedness for Borrowed Money becomes enforceable or if default is made by the Issuer or the Guarantor in making any payment due under any guarantee and/or indemnity given by it in relation to any Indebtedness for Borrowed Money of any other person provided that no such event shall constitute an Event of Default unless the relative Indebtedness for Borrowed Money either alone or when aggregated with other Indebtedness for Borrowed Money relative to all (if any) other such events which shall have occurred shall amount to at least U.S.$10,000,000 (or its equivalent in any other currency); or

        (d)   (insolvency - order for relief) the entry of a decree or order for relief in respect of the Issuer or the Guarantor by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws of the United States of America, as now or hereafter constituted, or any other Federal or State bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Issuer or the Guarantor or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

        (e)   (insolvency - voluntary proceedings) the commencement by the Issuer or the Guarantor of a voluntary case under the Federal bankruptcy laws of the United States of America, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or other similar law, or the consent by it to the entry of an order for relief in an involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Issuer or the Guarantor or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of any corporate action in furtherance of any of the foregoing; or

        (g)   (void) any of the Notes or the Guarantee is or becomes wholly or partly void, voidable or unenforceable or is claimed to be so by the Issuer or the Guarantor or any person on behalf of the Issuer or the Guarantor.

For the purposes of this Condition, “Indebtedness for Borrowed Money” means any present or future indebtedness (whether being principal, premium, interest or other amounts) for or in respect of (i) money borrowed, (ii) liabilities under or in respect of any acceptance or acceptance credit or (iii) any notes, bonds, debentures, debenture stock, loan stock or other securities offered, issued or distributed whether by way of public offer, private placing, acquisition consideration or otherwise and whether issued for cash or in whole or in part for a consideration other than cash.

Consequences of an Event of Default

        7.2   If an Event of Default occurs and is continuing, each Note will become due and payable immediately upon the Issuer or the Guarantor (as the case may be) receiving a notice to that effect from Noteholders holding at least 25% of the Outstanding Principal Amount of the Outstanding Notes of the relevant Series, without any further action whatsoever on the part of the Issuer, the Guarantor or the Noteholders of the relevant Series, at its Early Termination Amount (together with all accrued interest (if any)).

Rectification

        7.3   The right of Noteholders to give notice to the Issuer or Guarantor in accordance with Condition 7.2 (Consequences of an Event of Default) terminates if the event or circumstance giving rise to it is cured before such notice is given.

Restrictions on institution of proceedings

        7.4   No Noteholder of any Series has any right to institute any proceedings, judicial or otherwise, with respect to any Note other than in accordance with Condition 7.2 (Consequences of an Event of Default).

Notification of Event of Default

        7.5   If an Event of Default or a Potential Event of Default occurs, the Issuer must promptly after becoming aware of it notify the Programme Manager and Registrar of the occurrence of the Event of Default (specifying details of it) and procure that the Registrar promptly notifies the relevant Noteholders of the occurrence of the Event of Default in accordance with Condition 12 (Notices).

8   Payments

Record Date

        8.1   Payments to holders of Registered Notes will be made according to the particulars recorded in the Register at 5.00pm on the relevant Record Date.

Bearer Notes

        8.2   Unless otherwise provided in the relevant Pricing Supplement, payments of principal on Bearer Notes will be made against surrender of such Bearer Notes, and payments of interest on Bearer Notes will be made against surrender of the applicable Coupons, to the Paying Agent.

Joint holders

        8.3   When a Registered Note is held jointly, payment will be made to the holders in their joint names unless requested otherwise.

Method of payments

         8.4   Payments in respect of each Registered Note issued by an Issuer will be made:

        (a)   where the Registered Notes are in the Austraclear System, by crediting on the relevant Payment Date the amount then due to the account (held with a bank in Australia) of Austraclear in accordance with the Austraclear Regulations; or

        (b)   if the relevant Registered Notes are not in the Austraclear System, by crediting on the Payment Date the amount then due to an account in Australia previously notified by the relevant Noteholder to the Issuer and the Paying Agent. If the relevant Noteholder has not notified the Issuer and the Paying Agent of such an account by 5.00pm on the relevant Record Date payments in respect of the relevant Registered Note will be made by cheque (drawn on a bank in Australia), mailed on the Business Day immediately preceding the relevant Payment Date, at the relevant Noteholder’s risk to the Noteholder (or to the first named of joint holders) of such Registered Note at the address appearing in the Register as at the Record Date. Cheques to be despatched to the nominated address of a Noteholder will in such cases be deemed to have been received by the Noteholder on the relevant Payment Date and no further amount will be payable by the Issuer in respect of the relevant Registered Note as a result of payment not being received by the Noteholder on the due date.

No payment of interest will be mailed to an address in the United States or transferred to an account maintained by a Noteholder in the United States and no payment of interest will be made with respect to any Registered Notes in temporary form.

Payments by electronic transfer

        8.5   In the case of payments made by electronic transfer, payments will for all purposes be deemed to be made when the Registrar gives irrevocable instructions in Sydney for the making of the relevant payment by electronic transfer, being instructions which would be reasonably expected to result, in the ordinary course of banking business, in the funds transferred reaching the account of the relevant Noteholder and, in the case of accounts maintained in Australia, reaching the account on the same day as the day on which the instructions are given.

Alternative arrangements for payment

        8.6   If a cheque posted or an electronic transfer for which irrevocable instructions have been given by the Registrar is shown, to the satisfaction of the Registrar, not to have reached the relevant Noteholder and the Registrar is able to recover the relevant funds, the Registrar may make such other arrangements as it thinks fit for the effecting of the payment in Sydney.

Non-Business Days

         8.7   If a payment:

         (a)   is due under a Note on a day which is not a Business Day then the due date for payment will be the next following day which is a Business Day; or

        (b)   is to be made to an account on a Business Day on which banks are not open for general banking business in the place in which the account is located, then the due date for payment will be the next following day on which banks are open for general banking business in that place, and in either case, the Noteholder is not entitled to any additional payment in respect of that delay.

Payments subject to fiscal laws

        8.8   Payments will be subject in all cases to any fiscal or other applicable laws and regulations. Neither the Issuer or the Registrar is liable to any Noteholder for any commissions, costs, losses or expenses in relation to or resulting from such payments.

9   Taxation

Additional amounts

        9.1   Subject to certain exceptions and limitations set out below, all payments of principal and interest in respect of the Notes by the Issuer or the Guarantor will be made without withholding or deduction for or on account of any present or future taxes or duties of whatever nature imposed or levied by or on behalf of the United States of America or any political subdivision or any authority thereof or therein having power to tax unless such withholding or deduction is required by law. In such event, the Issuer or, as the case may be, the Guarantor will pay such additional amounts as shall be necessary in order that the net amounts received by Noteholders after such withholding or deduction equals the respective amounts of principal and interest which would otherwise have been receivable in respect of the Notes in the absence of such withholding or deduction; except that no such additional amounts is payable with respect to any Note as a result of withholding or deduction on account of any one or more of the following:

         (a)   any tax or duty which would not have been so imposed but for;

(i) the existence of any present or former connection between such Noteholder (or between a fiduciary, settlor, or beneficiary of, or a person holding a power over, such holder, if such Noteholder is an estate or a trust, or a member or shareholder of such Noteholder, if such Noteholder is a partnership or a corporation) and the United States of America including, without limitation, such Noteholder (or such fiduciary, settlor, beneficiary, person holding a power, member or shareholder) being or having been a citizen or resident or treated as a resident thereof or being or having been engaged in a trade or business therein or having had a permanent establishment therein, or

(ii) such Noteholder’s present or former status as a personal holding company, foreign personal holding company or passive foreign investment company with respect to the United States of America or a controlled foreign corporation or a foreign tax exempt organisation for United States tax purposes or as a corporation which accumulates earnings to avoid United States Federal income tax;

        (b)   any tax or duty which would not have been so imposed but for the presentation or surrender by the Noteholder of such Note for payment on a date more than 30 days after the Relevant Date except to the extent that the Noteholder would have been entitled to an additional amount on presenting the same for payment on such thirtieth day;

         (c)   any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax or duty;

        (d)   any tax or duty which would not have been so imposed but for the failure to comply with certification, identification or other information reporting requirements concerning the nationality, residence, identity or connection with the United States of America of the holder or beneficial owner of such Note if such compliance is required by statute or by regulation of the United States of America as a precondition of relief or exemption from such tax or duty;

         (e)   any tax or duty which is payable otherwise than by withholding from a payment on a Note;

        (f)   any tax or duty imposed on a Noteholder that actually or constructively owns 10 per cent. or more of the total combined voting power of all classes of stock of the Issuer or, as the case may be, the Guarantor entitled to vote within the meaning of Section 871 (h)(3) of the United States Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”); or

         (g)   any combination of items (a), (b), (c), (d), (e) and (f),

nor will additional amounts be paid with respect to any payment of principal of or interest on any such Note to any United States Alien which is a fiduciary or partnership or other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary or a member of such partnership or the beneficial owner would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner been the Noteholder of such Note.

In this Condition 9.1 “United States Alien” means any corporation, partnership, individual or fiduciary that is, for United States Federal tax purposes, a foreign corporation, a non-resident alien individual, a non-resident fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States Federal tax purposes, a foreign corporation, a non-resident alien individual or a non-resident fiduciary of a foreign estate or trust.

        9.2   Notwithstanding Condition 9.1 (Additional amounts), if and so long as a certification, identification or other information reporting requirement referred to in Condition 6.4 would be fully satisfied by payment of a backup withholding tax or similar charge, the Issuer may elect, by so stating in the Determination Notice (as defined in Condition 6.5), to have the following provisions of this Condition 9.2 apply in lieu of the provisions of Condition 6.4.

In such event, the Issuer, failing which, if applicable, the Guarantor, will pay as additional amounts such amounts as may be necessary so that every net payment made following the effective date of such requirements outside the United States of America by it, the Guarantor (if applicable) or the Paying Agents of principal or interest due in respect of any Note of which the beneficial owner is a United States Alien (but without any requirement that the nationality, residence or identity of such beneficial owner be disclosed to the Issuer, the Paying Agent or any governmental authority), after withholding or deduction for or on account of such backup withholding tax or similar charge (other than a backup withholding tax or similar charge which (a) is the result of a certification, identification or other information reporting requirement which would not be applicable in the circumstances described in Condition 6.5 or (b) is imposed as a result of any of the circumstances described in Condition 9.1(a), (b) or (f) above or any combination thereof), will not be less than the amount provided for in such Note to be then due and payable.

If the Issuer or, if applicable, the Guarantor elects to pay such additional amounts and so long as they are obligated to pay the same, the Issuer may subsequently redeem the Notes in accordance with Condition 6.4.

As used in these terms and conditions, the “Relevant Date” means the date on which a payment in respect of a Note first becomes due, except that, if the full amount of the moneys payable has not been duly received by the Paying Agent on or prior to such due date, it means the date on which, the full amount of such moneys having been so received, notice to that effect is duly given to the Noteholders in accordance with Condition 12 (Notices).

Bearer Exchange Notice

        9.3   The Issuer (or the Paying Agent) may request a Noteholder of a Bearer Note to provide its name and address or a declaration substantially in the form set out as Appendix 1 to the Form of Bearer Exchange Notice set out in Schedule 6 to the Note Deed Poll for purposes of Australian tax laws. If the Noteholder fails to comply with such request the Issuer (or Paying Agent who shall retain and remit such amount to the Issuer who shall remit to the Australian Taxation Office (“ATO”)) will retain and remit to the ATO an amount as specified in the Income Tax (Bearer Debentures) Act 1971 (of the Commonwealth of Australia) (currently 47%) of the interest otherwise payable to the Noteholder unless the Noteholder demonstrates to the satisfaction of the Issuer (or the Paying Agent) that section 126 of the ITAA does not apply to the relevant interest payment.

No additional amounts will be payable by the Issuer in relation to any withholdings or deductions from any payment in respect of a Bearer Note which is levied on such payment due to the fact that the Note is a Bearer Note.

10   Further Issues

         The Issuer may from time to time, without the consent of any Noteholder, issue further Notes having the same terms and conditions as the Notes of any Series in all respects (or in all respects except for the first payment of interest on them and/or their Denomination) so as to form a single Series with the Notes of that Series issued by the Issuer.

11 Time limit for claims

         A claim against the Issuer for a payment under a Note is void unless such claim is made within 5 years of the relevant Payment Date.

12 Notices

To the Issuer or the Registrar

        12.1   A notice or other communication in connection with a Note to the Issuer or the Registrar must be in writing and may be given by prepaid post or delivery to the address of the addressee or by facsimile to the facsimile number of the addressee specified:

         (a)   in the Information Memorandum; or

         (b)   as otherwise agreed between those parties from time to time and notified to the Noteholders.

To Noteholders

        12.2   A notice or other communication in connection with a Note to Noteholders must be in writing and given by means of:

         (a)   an advertisement published in The Australian Financial Review or any other newspaper or newspapers circulating in Australia generally; or

        (b)   prepaid post (airmail if posted to or from a place outside Australia) or delivery to the address of each Noteholder or any relevant Noteholder as shown in the Register at the close of business 3 Business Days prior to the dispatch of the relevant notice or communication.

If any Bearer Note is then Outstanding, any notice or communication to Noteholders must include an advertisement given in accordance with Condition 12.2(a).

Effective on receipt

        12.3   Unless a later time is specified in it a notice, approval, consent or other communication takes effect from the time it is received, except that if it is received after 5.00pm in the place of receipt or on a non-business day in that place, it is to be taken to be received at 9.00am on the next succeeding Business Day in that place.

Proof of receipt

        12.4   Subject to Condition 12.3 (Effective on receipt), proof of posting of a letter or of dispatch of a facsimile or of publication of a notice is proof of receipt:

         (a)   in the case of a letter, on the third (seventh, if outside Australia) day after posting; and

         (b)   in the case of a facsimile, on receipt by the sender of a successful transmission report; and

         (c)   in the case of publication, on the date of such publication.

13   Meetings of Noteholders

         Meetings of Noteholders may be convened in accordance with the Meeting Provisions. Any such meeting may consider any matters affecting the interests of Noteholders including, without limitation, the variation of the terms of the Notes by the Issuer and the granting of approvals, consents and waivers, and the declaration of an Event of Default.

14   Amendments

To cure ambiguities

        14.1   These terms and conditions and the relevant Pricing Supplement may be amended by the Issuer and the Agency Services Agreement may be amended by the parties to that document without the consent of any Noteholder for the purposes of curing any ambiguity, or correcting or supplementing any defective or inconsistent provisions therein where such amendment does not adversely affect the interests of the relevant Noteholders.

Approval by Noteholders

        14.2   These terms and conditions, the relevant Pricing Supplement and the Agency Services Agreement may otherwise be varied by the Issuer with the approval of the relevant Noteholders by Extraordinary Resolution. No other variation to these terms and conditions has effect in relation to the Noteholders who hold relevant Notes at the date of any amending deed or agreement unless they otherwise agree in writing. A variation which affects only a particular Series or Tranche of Notes may be approved solely by the Noteholders of the relevant Series or Tranche and will take effect in relation to, and bind, all subsequent Noteholders of that Series or Tranche. For the avoidance of doubt, any variation to these terms and conditions, the relevant Pricing Supplement and the Agency Services Agreement approved by the Noteholders of relevant Registered Notes shall be binding on all relevant Noteholders, including Noteholders of relevant Bearer Notes.

15   Registrar

Role of the Registrar

        15.1   In acting under the Agency Services Agreement in connection with the Notes, the Registrar acts solely as agent of the Issuer and does not assume any obligations towards or relationship of agency or trust for or with any of the Noteholders save insofar as that any funds received by the Registrar in accordance with the Agency Services Agreement shall, pending their application in accordance with the Agency Services Agreement, be held by it in a segregated account which shall be held on trust for the persons entitled thereto.

Change of Registrar

        15.2   The Issuer reserves the right at any time to terminate the appointment of the Registrar in accordance with the Agency Services Agreement and to appoint successor or additional registrars, provided, however, that the Issuer must at all times maintain the appointment of a registrar with its specified office in Australia. Notice of any such termination of appointment will be given to the Noteholders in accordance with Condition 12 (Notices).

16   Replacement of Bearer Notes, Coupons and Talons

         Any Bearer Note, Coupons or Talon that becomes mutilated, destroyed, lost or stolen will be replaced by the Issuer at the expense of the relevant Noteholder upon surrender of the Bearer Note, Coupon or Talon to the Paying Agent or upon receipt by the Paying Agent of satisfactory evidence of the destruction, loss or theft thereof.

         In each case, an indemnity in respect of, without limitation, double payment and any costs (including reasonable legal costs and expenses) incurred by the Issuer or the Paying Agent in connection with the replacement, satisfactory to the Issuer and the Paying Agent may be required at the expense of the holder of such Bearer Note, Coupon or Talon before a replacement Bearer Note, Coupon or Talon will be issued.

17   Conversion of Registered Notes into Bearer Notes

Exchange of Registered Notes for Bearer Notes

        17.1   Registered Notes in permanent form with an aggregate principal amount of not less than A$500,000 are exchangeable, at the option of the relevant Noteholder, for a Bearer Note with a principal amount equal to the principal amount of the Registered Note being exchanged. Bearer Notes will be made available for collection by the persons entitled thereto at the specified office of the Paying Agent or, at the request of the person entitled thereto, mailed, at the risk of the person entitled thereto, to the address specified in the Bearer Exchange Notice.

         If a Registered Note is lodged in the Austraclear System, the relevant Austraclear Participant must make arrangements for the Uplift (as defined in the Austraclear Regulations) of its entitlement in that Registered Note from the Austraclear System and for the appropriate entry in relation to that entitlement to be made in the Register before a Bearer Exchange Notice is given to the Paying Agent. The Registrar has agreed to make the relevant entry on the Register upon receipt of a duly completed transfer and acceptance form between Austraclear, as transferor, and the relevant Austraclear Participant uplifting the Registered Note, as transferee.

         The Issuer undertakes to procure that the relevant Bearer Notes will be duly issued in accordance with these terms and conditions.

         Whenever a Registered Note is to be exchanged for a Bearer Note, the Issuer agrees to procure the prompt delivery of the Bearer Note, duly authenticated and where and to the extent applicable, with Coupons and/or Talons attached in an aggregate principal amount equal to the principal amount of the relevant Registered Note to the relevant Noteholder within 120 days of the Noteholder requesting such exchange, but in no event later than the Maturity Date.

Notation on the Register

        17.2   On any occasion on which a Registered Note is exchanged in accordance with Condition 17.1 (Exchange of Registered Notes for Bearer Notes) the Issuer agrees to procure that:

         (a)   the aggregate principal amount of the Bearer Notes which are delivered in definitive form is noted on the Register; and

        (b)   the remaining aggregate principal amount of the Registered Notes (which is the aggregate principal amount thereof less the amount referred to in Condition 17.2(a)) is noted on the Register, whereupon the aggregate principal amount of the Registered Notes shall for all purposes be as most recently so noted.

Exercise of option

        17.3   The option of the Noteholders to exchange Registered Notes for Bearer Notes provided for in this Condition 17 may be exercised by the relevant Noteholder giving a Bearer Exchange Notice to the Paying Agent within the time limits set out in these terms and conditions and stating the principal amount of the Registered Notes in respect of which the option is exercised. Each such notice must be accompanied by the payment to the Paying Agent of A$7,500 (or such lesser amount specified by the Paying Agent) on account of the expenses to be incurred by the Paying Agent or the Issuer in connection with an exchange under this Condition 17 (including, without limitation, the cost of printing the Bearer Notes).

Bearer Exchange Notice

        17.4   A Noteholder may only exercise the option to exchange Registered Notes for Bearer Notes under this Condition 17 if that Noteholder provides a declaration, substantially as set out in Appendix 1 to the Bearer Exchange Notice, that:

        (a)   such Noteholder is not an Australian resident, as defined in the ITAA or, on exchange, will not otherwise be holding the Bearer Notes to which the declaration applies, in the course of carrying on business in Australia at or through a permanent establishment in Australia; and

         (b)   such Noteholder will notify the Issuer if either:

(i) such Noteholder holds or commences to hold the Bearer Notes, to which the declaration applies, as either an Australian resident, as defined in the ITAA, or in the course of carrying on business in Australia at or through a permanent establishment in Australia; or

(ii) such Noteholder disposes of any part of such Noteholder’s beneficial interest in the Bearer Notes, to which the declaration applies, to either:

(A) an Australian resident, as defined in the ITAA; or

(B) a person who otherwise acquires or would hold that beneficial interest in those Bearer Notes in the course of carrying on business in Australia at or through a permanent establishment in Australia.

Such notification (the “Notice”) to occur within a reasonable time after the occurrence of any of the events set out in Condition 17.4(b) above and in any case prior to the first Interest Payment Date after that occurrence.

Subsequent holders

        17.5   If an option to exchange Registered Notes for Bearer Notes under this Condition 17 has been exercised, any subsequent Noteholder (i.e. other than the person who exercises the exchange option) of the Bearer Notes is also required to notify the Issuer if either Condition 17.4(b)(i) or (ii) occurs.

No representation by the Issuer

         17.6   The Issuer makes no representation that:

         (a)   Bearer Notes can be lodged in or traded through the Austraclear System or the clearing systems maintained by Euroclear Bank S.A./N.V. as operator of the Euroclear System, Clearstream Banking, societe anonyme or any other person; or

         (b)   Bearer Notes will be included in the UBSWA Composite Bond Index or any other index.

18   Currency indemnity

        Each of the Issuer and the Guarantor indemnify the Noteholders and keep them indemnified against:

        (a)   any Liability incurred by any of them arising from the non-payment by the Issuer or the Guarantor of any amount due in respect of a Note or the Guarantee, as the case may be, by reason of any variation in the rates of exchange between those used for the purposes of calculating the amount due under a judgment or order in respect thereof and those prevailing at the date of actual payment by the Issuer or the Guarantor; and

         (b)   any deficiency arising or resulting from any variation in rates of exchange between;

(i) the date as of which the local currency equivalent of the amounts due or contingently due in respect of a Note or the Guarantee, as the case may be (other than under this Condition 18), is calculated for the purposes of any bankruptcy, insolvency or liquidation of the Issuer or the Guarantor; and

(ii) the final date for ascertaining the amount of claims in such bankruptcy, insolvency or liquidation.

The amount of such deficiency is not reduced by any variation in rates of exchange occurring between that final date and the date of any distribution of assets in connection with any such bankruptcy, insolvency or liquidation.

The above indemnities constitute obligations of the Issuer and the Guarantor separate and independent from their other obligations under the Transaction Documents and apply irrespective of any indulgence granted by the Noteholders from time to time and continue in full force and effect notwithstanding the judgment or filing of any proof or proofs in any bankruptcy, insolvency or liquidation of the Issuer or the Guarantor for a liquidated sum or sums in respect of amounts due in respect of a Note or the Guarantee, as the case may be (other than under this Condition 18). Any deficiency referred to in Condition 18(b) above, constitutes a loss suffered by the Noteholders and no proof or evidence of any actual loss shall be required by the Issuer or the Guarantor or its liquidator or liquidators.

19  Waiver and Remedies

         No failure of exercise, and no delay in exercising, on the part of any Noteholder, any right under these terms and conditions shall operate as a waiver of any such right nor shall any single or partial exercise thereof preclude any other or future exercise of any such right or the exercise of any other right. Rights under these terms and conditions shall be in addition to all other rights provided by law. No notice or demand given in any case shall constitute a waiver of rights to take other action in the same, similar or other instances without such notice or demand.

20   Governing law, jurisdiction and service of process

Governing law

         20.1   The Notes are governed by the law in force in the New South Wales.

Jurisdiction

        20.2   The Issuer irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of New South Wales and courts of appeal from them in relation to any action (including, without limitation, any writ of summons or other originating process or any third or other party notice) arising out of or in relation to the Notes. The Issuer waives any right it has to object to an action being brought in those courts, to claim that the action has been brought in an inconvenient forum, or to claim that those courts do not have jurisdiction.

Process agent

        20.3   Without preventing any other mode of service, any document in an action (including, without limitation, any writ of service of summons or other originating process or any third or other party notice) arising out of or in relation to the Notes may be served on the Issuer by being left for the Issuer with its process agent referred to in Condition 20.4.

        20.4   The Issuer has appointed Dabserv Corporate Services Pty Ltd (ABN 73 001 824 111) currently c/- Mallesons Stephen Jaques, Governor Phillip Tower, 1 Farrer Place, Sydney, NSW 2000, Australia as its agent to receive any document referred to in Condition 20.3. If for any reason that person ceases to be able to act as such, the Issuer must immediately appoint another person with an office located in the Commonwealth of Australia to receive any such document and promptly notify Noteholders of such appointment.

Schedule 2   Meetings Provisions

         The following are the Meetings Provisions which are applicable to the convening of meetings of Noteholders and the passing of resolutions by them.

Interpretation

        1   (a)   Capitalised terms used in these provisions that are not defined below have the meaning given to those terms in the Terms and Conditions unless the contrary intention appears.

         Dealer means a person appointed by the Issuer to act as a dealer in relation to Registered Notes.

         Extraordinary Resolution means:

         (i)   a resolution passed at a Meeting by a majority of at least 75% of the votes cast; or

         (ii)   a resolution made in writing by Noteholders in accordance with paragraph 24(b).

         Form of Proxy means a notice in writing in the usual or common form and available from the Registrar.

         Meeting is deemed to include:

         (i)   if there is only one Noteholder, the attendance of that person or its Proxy on the day and at the place and time specified in accordance with these provisions;

         (ii)   the presence of persons physically, by conference telephone call or by video conference; and

         (iii)   (other than in paragraphs 7, 8, 12 and 14) any adjourned meeting.

         Ordinary Resolution means:

         (i)   a resolution passed at a Meeting by a clear majority of the votes cast; or

         (ii)   a resolution made in writing by Noteholders in accordance with paragraph 24(a).

         Proxy means a person so appointed pursuant to a Form of Proxy.

         Notification Date means the date stated in the copies of a resolution to be made in writing sent for that purpose to Noteholders, which must be no later than the date on which such resolution is first notified to Noteholders in the manner provided in the Terms and Conditions.

         Special Quorum Resolution means an Extraordinary Resolution for the purpose referred to in paragraph 27(a), (b), (h), (i), (j) or (k), any amendment of this definition or the provisions of the table in paragraph 10 expressed to relate to a “Special Quorum Resolution”.

         Terms and Conditions means the terms and conditions applicable to the Notes.

        (b)   If there is only one Noteholder that person must be treated as two persons for the purposes of any quorum requirements of a Meeting.

        (c)   The time and date for determining the identity of a Noteholder who may be counted for the purposes of determining a quorum or the right to attend, speak and vote at a Meeting (including any adjourned Meeting) or sign a resolution made in writing is (in the case of a Noteholder of a Registered Note or a Bearer Note), at the close of business in the place where the Register is kept 7 days prior to the date of the Meeting or, for a resolution made in writing, the Notification Date.

        (d)   References to persons representing a proportion of the Notes are to Noteholders or Proxies holding or representing in aggregate at least that proportion of the Outstanding Principal Amount of the Outstanding Notes.

        (e)   In determining whether the provisions relating to quorum, meeting and voting procedures are complied with, any Notes held by or in the name of the Issuer shall be disregarded.

Proxies

         2   A Noteholder may by a Form of Proxy signed by the Noteholder or, in the case of a corporation, executed under its common seal, executed in accordance with Section 127(1) of the Corporations Law or signed on its behalf by its duly appointed attorney or a person authorised under section 250D of the Corporations Law to act as the corporation’s representative at the Meeting, appoint a Proxy to attend and act on that Noteholder’s behalf in connection with any Meeting or proposed meeting of the Noteholders.

         3   Forms of Proxy are valid for so long as the Notes to which they relate are registered in the name of the appoint or but not otherwise. Despite any other paragraph of these provisions and during the validity of a Form of Proxy, the Proxy is, for all purposes in connection with any Meeting of Noteholders, deemed to be the Noteholder of the Notes to which that Form of Proxy relates.

         4   A person appointed as Proxy in any Form of Proxy:

         (a)   need not be a Noteholder; and

         (b)   may be an officer, employee, representative of or otherwise connected with the Issuer.

         5   Each Form of Proxy, the power of attorney or other authority (if any) under which it is signed, or a copy of such power or authority certified in such manner as the Registrar may require, must be deposited at the office of the Registrar specified in the Form of Proxy not less than 48 hours before the time appointed for holding the Meeting to which the Form of Proxy relates, failing which the Form of Proxy may not be treated as valid unless the chairman of the Meeting decides otherwise before the Meeting or adjourned Meeting proceeds to business.

         6   Any vote given in accordance with the terms of a Form of Proxy will be valid despite the previous revocation or amendment of the Form of Proxy or of any instructions of the Noteholder pursuant to which it was executed, unless notice in writing of such revocation or amendment is received from the Noteholder who has executed such Form of Proxy at the principal office of the Issuer not less than 24 hours before the commencement of the Meeting or adjourned Meeting at which the Form of Proxy is used.

Convening Meetings

         7   A Meeting of the Noteholders:

         (a)   may be convened at any time by the Issuer or the Registrar at the place and time appointed by the convenor; and

         (b)   must be convened by the Registrar at a place and time appointed by it:

(i) if requested to do so by the Issuer; or

(ii) if requested to do so by Noteholders of Notes representing in the aggregate at least 10% of the aggregate Outstanding Principal Amount of the Outstanding Notes.

Notice of Meeting

         8   Unless otherwise agreed in writing by each Noteholder, at least 21 days’ notice (exclusive of the day on which the notice is given and of the day on which the Meeting is held) specifying the day, time and place of the Meeting must be given to the Noteholders and, if not given by the Registrar, copied to the Registrar or, if not given by the Issuer, copied to the Issuer. Such notice must be given in the manner provided in the Terms and Conditions, must state generally the nature of the business to be transacted at the Meeting but (except for an Extraordinary Resolution) need not specify the terms of the resolutions to be proposed and must include statements to the effect that Proxies may be appointed until 48 hours before the time fixed for the Meeting but not after that time. The accidental omission to give notice to, or the non-receipt of notice by, any Noteholder does not invalidate the proceedings at any Meeting.

Chairman

         9   A person (who may, but need not, be a Noteholder) nominated in writing by the convenor of the Meeting must take the chair at every such Meeting but if no such nomination is made or if at any Meeting the person nominated is not present within 15 minutes after the time appointed for the holding of such Meeting or is unable or unwilling to chair the Meeting the person or persons present being Noteholders or Proxies must choose one of their number to be chairman. The chairman of an adjourned Meeting need not be the same person as was the chairman of the Meeting from which the adjournment took place.

Quorum

         10  At any Meeting any person or persons present being a Noteholder or Proxy form a quorum and only if they represent the proportion of the Outstanding Principal Amount of the Outstanding Notes shown in the table below.

         ------------------------------------ ----------------------------------- ----------------------------------

                      Column 1                             Column 2                           Column 3
                                              ----------------------------------- ----------------------------------
         ------------------------------------ ----------------------------------- ----------------------------------

         Purpose of Meeting                   Any Meeting except one referred     Meeting previously adjourned
                                              to in Column 3                      because of lack of quorum
         ------------------------------------ ----------------------------------- ----------------------------------
                                              ----------------------------------- ----------------------------------

                                                     Required proportion                 Required proportion
         ------------------------------------ ----------------------------------- ----------------------------------
         ------------------------------------ ----------------------------------- ----------------------------------

         To pass a Special Quorum Resolution                 75%                                 50%
         ------------------------------------ ----------------------------------- ----------------------------------
         ------------------------------------ ----------------------------------- ----------------------------------

         To pass any other Extraordinary                     50%                                 35%
         Resolution
         ------------------------------------ ----------------------------------- ----------------------------------
         ------------------------------------ ----------------------------------- ----------------------------------

         To pass any Ordinary Resolution                     50%                                 25%
         ------------------------------------ ----------------------------------- ----------------------------------
---------------------------------------------------------------------------------------------------------------------------------------

         11   No business (other than the choosing of a chairman) may be transacted at any Meeting unless the requisite quorum is present at the commencement of the relevant business.

Adjournment

         12   If within 15 minutes from the time appointed for any Meeting a quorum is not present for the transaction of any particular business then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the Meeting will, if convened on the requisition of Noteholders, be dissolved. In any other case it will stand adjourned until such date, being not less than 14 days nor more than 42 days (in each case exclusive of the day on which the Meeting is held and the day on which the adjourned Meeting is to be held) and to such time and place as the chairman appoints.

         13   If within 15 minutes from the time appointed for any adjourned Meeting a quorum is not present for the transaction of any particular business then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the chairman may dissolve such Meeting.

         14   If the meeting is not dissolved in accordance with paragraph 13, the chairman may with the consent of (and must if directed by) any Meeting adjourn the Meeting from time to time and from place to place. Only business which might validly (but for the lack of required quorum) have been transacted at the original Meeting may be transacted at such adjourned Meeting.

Notice of adjourned Meeting

         15   Unless otherwise agreed in writing by each Noteholder, at least 10 days' notice (exclusive of the day on which the notice is given and of the day on which the adjourned Meeting is to be held) of any Meeting adjourned because of lack of a quorum must be given in the same manner as the notice of the original Meeting and such notice must state the quorum required at such adjourned Meeting but need not contain any further information.

Attendees

         16   The Issuer, the Registrar, the Programme Manager and the Noteholders (through their respective representatives and Proxies) and their respective financial and legal advisers are entitled to attend and speak at any Meeting of Noteholders. Otherwise, no person may, except for the chairman, attend or speak at any Meeting of Noteholders.

Voting and polls

         17   Every question submitted to a Meeting will be decided in the first instance by a show of hands and in the case of equality of votes the chairman has, both on a show of hands and on a poll, a casting vote in addition to the vote or votes (if any) to which the chairman may be entitled as a Noteholder.

         18   At any Meeting, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman, the Issuer or by one or more persons holding or representing at least 2% of the aggregate Outstanding Principal Amount of the Outstanding Notes, a declaration by the chairman that a resolution has been carried or carried by a particular majority or lost or not carried by any particular majority is conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

         19   If at any Meeting a poll is so demanded, it must be taken in such manner and (subject to paragraph 20) either at once or after such an adjournment as the chairman directs. The result of such poll is deemed to be the resolution of the Meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll does not prevent the continuance of the Meeting for the transaction of any business other than the question on which the poll has been demanded.

         20   Any poll demanded at any Meeting on the election of a chairman or on any question of adjournment must be taken at the Meeting without adjournment.

Voting entitlements

         21   A Noteholder or, in the case of a Registered Note registered as being owned jointly, the person whose name appears first on the Register as one of the owners of the Registered Note is entitled to vote in respect of the Note either in person or by Proxy.

         22   Subject to paragraphs 17 and 21, at any Meeting:

         (a)   on a show of hands every person who is present and is a Noteholder or a Proxy has one vote; and

         (b)   on a poll every person who is present and is a Noteholder or a Proxy has one vote in respect of each principal amount equal to the Denomination of the Notes in respect of which that person is a Noteholder or a Proxy.

         23   Without affecting the obligations of the Proxies named in any Form of Proxy, any person entitled to more than one vote need not use all votes (or cast all the votes) to which that person is entitled in the same way.

Passing resolutions in writing

         24   A resolution is passed:

         (a)    if it is an Ordinary Resolution, where within one month from the Notification Date, Noteholders representing more than 50% of the aggregate Outstanding Principal Amount of Outstanding Notes as at the Notification Date have signed the resolution; or

         (b)   if it is an Extraordinary Resolution, where within one month from the Notification Date stated in the copies of the resolution sent for that purpose to Noteholders, Noteholders representing at least 75% of the aggregate Outstanding Principal Amount of Outstanding Notes as at the Notification Date have signed the resolution, and any such resolution is deemed to have been passed on the date on which the last Noteholder whose signature on the resolution caused it to be so passed signed it (as evidenced on its face).

         25   The accidental omission to give a copy of the resolution to, or the non-receipt of such a copy by, any Noteholder does not invalidate a resolution in writing made pursuant to paragraph 24.

         26    A resolution in writing signed by Noteholders may be contained in one document or in several documents in like form each signed by one or more Noteholders.

Use of Extraordinary Resolution

         27   The Noteholders have, in addition to the powers set out above but without affecting any powers of any other person, the following powers exercisable only by Extraordinary Resolution subject to the provisions relating to quorum in paragraph 10:

         (a)   to sanction any proposal by the Issuer for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Noteholders against the Issuer whether such rights arise under the Notes or otherwise;

         (b)   to sanction the exchange or substitution for the Notes of, or the conversion of the Notes into, other obligations or securities of the Issuer or any other body corporate formed or to be formed;

         (c)   to assent to any modification of the provisions of the Note Deed Poll or the Notes proposed by the Issuer or any Noteholder;

         (d)   to waive or authorise any breach or proposed breach by the Issuer of any of its obligations under the Note Deed Poll or the Notes;

         (e)   to authorise any person to concur in and do anything necessary to carry out and give effect to an Extraordinary Resolution;

         (f)   to give any authority, direction or sanction which is required to be given by Extraordinary Resolution;

         (g)    to appoint any persons (whether Noteholders or not) as a committee or committees to represent the interests of the Noteholders and to confer upon such committee or committees any powers or discretions which the Noteholders could themselves exercise by Extraordinary Resolution;

         (h)   to approve any amendment of the dates of maturity or redemption of the Notes or any date on which a payment of principal or interest is due on the Notes;

         (i)   to approve any reduction or cancellation of an amount payable or, where applicable, modification of the method of calculating the amount payable or modification of the date of payment in respect of the Notes (other than where such reduction, cancellation or modification is provided for in the Terms and Conditions or where such modification is bound to result in an increase in the amount payable);

         (j)   to approve the alteration of the currency in which payments in respect of the Notes are made; and

         (k)   to approve the alteration of the majority required to pass an Extraordinary Resolution.

Use of Ordinary Resolution

         28   The Noteholders have the power exercisable by Ordinary Resolution to do anything for which an Extraordinary Resolution is not required.

Effect and notice of resolution

         29   A resolution passed at a Meeting of Noteholders duly convened and held (or passed by those Noteholders in writing pursuant to paragraph 24) in accordance with these provisions is binding on all Noteholders, whether present or not present and whether or not voting at the Meeting (or signing or not signing the written resolution), and each Noteholder is bound to give effect to it accordingly. The passing of any such resolution is conclusive evidence that the circumstances of such resolution justify its passing.

         30   The Issuer must give notice to the Noteholders of the result of the voting on a resolution within 14 days of such result being known but failure to do so will not invalidate the resolution. Such notice to Noteholders must be given in the manner provided in the Terms and Conditions.

Minutes

         31   Minutes of all resolutions and proceedings at every Meeting (or resolutions otherwise passed in accordance with these provisions) must be duly entered by the Registrar (failing which the Issuer) in minute books to be kept for that purpose by the Registrar (or the Issuer as the case may be) and any such minutes, if purported to be signed by the chairman of the Meeting at which such resolutions were passed or proceedings transacted or by the chairman of the next succeeding Meeting of Noteholders (or, where the resolution is passed otherwise than at a Meeting, if purporting to be signed by a director or secretary of the Registrar or Issuer as the case may be), are conclusive evidence of the matters contained in them. Until the contrary is proved, every Meeting (and every resolution passed in writing) in respect of which minutes have been so made and signed is deemed to have been duly convened and held (or copies of the proposed written resolution duly sent) and all resolutions passed or proceedings transacted at that Meeting are deemed to have been duly passed and transacted (or, where a resolution is passed in writing, such resolution is deemed to have been duly passed).

Further procedures

         32   The Issuer (with the approval of the Programme Manager and the Registrar) may prescribe such further regulations for the holding of, attendance and voting at Meetings as are necessary or desirable and do not adversely affect the interests of the Noteholders.

Notes of more than one Series

         33   Whenever there are Notes Outstanding which do not form one single Series then these provisions have effect subject to the following:

         (a)   a resolution which affects one Series only of Notes is deemed to have been duly passed if passed at a Meeting of the Noteholders of that Series (or, subject to paragraph 33(d), pursuant to paragraph 24);

         (b)    a resolution which affects more than one Series of Notes but does not give rise to a conflict of interest between the Noteholders of any of the Series so affected is deemed to have been duly passed if passed at a single Meeting of the Noteholders of all Series so affected (or, subject to paragraph 33(d), pursuant to paragraph 24);

         (c)   a resolution which affects more than one Series of Notes and gives or may give rise to a conflict of interest between the Noteholders of any of the Series so affected is deemed to have been duly passed if passed at separate Meetings of the Noteholders of each Series so affected (or, subject to paragraph 33(d), pursuant to paragraph 24);

         (d)   in respect of a Meeting referred to in paragraphs 33(a), (b) and (c), these provisions apply with the necessary modifications as though references in them to Notes and Noteholders were references to Notes of the Series in question and to the Noteholders of the Notes of such Series, respectively; and

         (e)   references to the "Registrar" in these Meetings Provisions means the Registrar of each of the relevant Series acting jointly.

         34   The Issuer may rely on, and the Noteholders and the Registrar are bound by, a legal opinion from a leading law firm in the Commonwealth of Australia to the effect that a resolution affects one Series only or, if it affects more than one Series of Notes, does not give rise to a conflict of interest, for the purposes of determining the Meeting or Meetings which need to be held for the purposes of paragraph 33.

Schedule 3    Form of Bearer Note

[On the face of Bearer Note]

COUNTRYWIDE HOME LOANS, INC.
(the "Issuer")
(incorporated with limited liability in the State of New York)

Unconditionally and irrevocably guaranteed by
COUNTRYWIDE CREDIT INDUSTRIES, INC.
(incorporated with limited liability in the State of Delaware)

[Aggregate Principal Amount of Tranche][Title of Notes]
under the A$2,000,000,000 Medium Term Note Programme

Series No: [ ]	Serial No: [ ]

Tranche No:      [        ]

[Denomination]

ANY UNITED STATES PERSON WHO HOLDS THIS NOTE WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES FEDERAL INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THE NOTES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS AND NEITHER THE NOTES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF TO OR FOR THE ACCOUNT OR BENEFIT OF A US PERSON (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION UNDER THE SECURITIES ACT AND THE RULES AND REGULATIONS THEREUNDER OR ANY APPLICABLE STATE SECURITIES LAWS.

This Bearer Note is one of a Series of Notes of [Specified Currency(ies) and Specified Denomination(s)] of the Issuer ("Notes") with Coupons attached and having the benefit of a Deed Poll Guarantee and Indemnity by Countrywide Credit Industries, Inc. References herein to the Conditions shall be to the Terms and Conditions endorsed hereon as supplemented, replaced and modified by the relevant information (appearing in the Pricing Supplement (the "Pricing Supplement")) endorsed hereon but, in the event of any conflict between the provisions of the said Conditions and such information in the Pricing Supplement, such information in the Pricing Supplement will prevail. Words and expressions defined in the Conditions shall bear the same meanings when used in this Note.

The Issuer, subject to and in accordance with the Conditions, promises to pay to the bearer hereof on the Maturity Date or on such earlier date as this Bearer Note may become due and repayable in accordance with the Conditions, the amount payable on redemption of this Note and to pay interest (if any) on the principal amount of this Bearer Note calculated and payable as provided in the Conditions together with any other sums payable under the Conditions.

This Bearer Note shall not/Neither this Bearer Note nor any of the interest coupons or talons appertaining hereto shall be valid for any purpose until this Bearer Note has been authenticated for and on behalf of the Paying Agent.

This Bearer Note is governed by, the laws in force in New South Wales.

AS WITNESS the manual/facsimile signature of an authorized officer on behalf of the Issuer.

By:	[manual/facsimile signature] Authorized Officer)

ISSUED in [       ] as of [       ]

AUTHENTICATED for and on behalf of
COMPUTERSHARE INVESTOR
SERVICES PTY LIMITED
as Paying Agent
without recourse, warranty or liability

By:

(duly authorized)

[On the reverse of Bearer Note]

TERMS AND CONDITIONS

[Reproduce from Schedule 1 to the Note Deed Poll]

[At the foot of the Terms and Conditions]

RELEVANT PRICING SUPPLEMENT

[To be attached]

PAYING AGENT

COMPUTERSHARE INVESTOR SERVICES PTY LIMITED
Level 3
60 Carrington Street
Sydney NSW 2000
Australia

Schedule 4 Form of Coupon

[On the front of Coupon:]

COUNTRYWIDE HOME LOANS, INC.

[Aggregate Principal Amount of Tranche][Title of Notes]
under the A$2,000,000,000 Medium Term Note Programme

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES FEDERAL INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Series No: [ ]	Serial Number of the Bearer Note: [ ]

Tranche No:       [       ]

Coupon for [set out the amount due] due on [date] [Interest Payment Date falling in [month, year]]*

Such amount is payable (subject to the Terms and Conditions applicable to the Bearer Note to which this Coupon appertains, which shall be binding on the holder of this Coupon whether or not it is for the time being attached to such Bearer Note) against surrender of this Coupon at the specified office of the Paying Agent set out on the reverse hereof (or any other or further paying agents and/or specified offices from time to time designated for the purpose by notice duly given in accordance with such Terms and Conditions).

[The Bearer Note to which this Coupon appertains may, in certain circumstances specified in such Terms and Conditions, fall due for redemption before the due date in relation to this Coupon. In such event, this Coupon will become void and no payment will be made in respect hereof.]

AS WITNESS the Issuer has caused this Coupon to be duly executed by the manual/facsimile signature of an Authorized Officer on behalf of the Issuer.

By:	[manual/facsimile signature] Authorized Officer)

[On the reverse of Coupon]

PAYING AGENT

COMPUTERSHARE INVESTOR SERVICES PTY LIMITED
Level 3
60 Carrington Street
Sydney NSW 2000
Australia

Schedule 5 Form of Talon

[On the front of Talon]

COUNTRYWIDE HOME LOANS, INC.

[Aggregate Principal Amount of Tranche][Title of Notes]
under the A$2,000,000,000 Medium Term Note Programme

Series No: [ ]	Serial Number of the Bearer Note: [ ]

Tranche No:       [       ]

Talon for further Coupons

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES FEDERAL INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

After all the Coupons appertaining to the Bearer Note to which this Talon appertains have matured, further Coupons [(including, where appropriate, a Talon for further Coupons)] will be issued at the specified office of the Paying Agent set out in the reverse hereof (or any other or further paying agents and/or specified offices from time to time designated by notice duly given in accordance with the Terms and Conditions applicable to the Bearer Note to which this Talon appertains (which shall be binding on the holder of this Talon whether or not it is for the time being attached to such Bearer Note)) upon production and surrender of this Talon upon and subject to such Terms and Conditions.

Under the said Terms and Conditions, such Bearer Note may, in certain circumstances, fall due for redemption before the original due date for exchange of this Talon and in any such event this Talon shall become void and no exchange shall be made in respect hereof.

[On the reverse of Talon]

PAYING AGENT

COMPUTERSHARE INVESTOR SERVICES PTY LIMITED
Level 3
60 Carrington Street
Sydney NSW 2000
Australia

Schedule 6 Form of Bearer Exchange Notice

---------------------------------------------------------------------------------------------------------------------------------------

COUNTRYWIDE HOME LOANS, INC.

[Aggregate Principal Amount of Tranche][Title of Issue]
under the A$2,000,000,000 Medium Term Note Programme

Series No:       [        ]

Tranche No:       [        ]

FORM OF BEARER EXCHANGE NOTICE

.................................. being the Noteholder of [       ] principal amount of Registered Notes, hereby exercises the option set out in Condition 17 of the Registered Notes to have such Registered Notes exchanged for Bearer Notes in an aggregate principal amount equal to the principal amount of the Registered Notes being exchanged and directs that such Bearer Notes [be made available for collection by it from the Paying Agent's specified office/be mailed to the (respective) address(es) of the registered holder(s) as set forth below]*.

Name(s) and address(es) of registered holder(s):

By:.....................................
        (duly authorized)

Notes:

1	This notice must be given in respect of Registered Notes with an aggregate principal amount of not less than A$500,000.

2	Bearer Notes are not required to be delivered pursuant to this notice until 120 days after the Noteholder delivers this notice to the Paying Agent, but in no event later than the Maturity Date.

3	This notice must be accompanied by the payment to the Paying Agent of A$7,500 (or such lesser amount specified by the Paying Agent).

* Delete and complete, as appropriate.

APPENDIX 1 TO BEARER EXCHANGE NOTICE

This is an Appendix to the Bearer Exchange Notice and sets out the form of the Declaration to be given by the Noteholder of a Bearer Note to the Issuer.

COUNTRYWIDE HOME LOANS, INC.

[Aggregate Principal Amount of Tranche][Title of Notes]
under the A$2,000,000,000 Medium Term Note Programme

Series No:        [       ]

Tranche No:       [       ]

FORM OF EXCHANGE DECLARATION

I declare that I am not an Australian resident, as defined in the Income Tax Assessment Act 1936 (of the Commonwealth of Australia), nor will I otherwise hold the Bearer Notes, to which this declaration applies, in the course of carrying on business in Australia at or through a permanent establishment in Australia.

I further undertake to notify the Issuer if I either:

(a)   hold or commence to hold the Bearer Notes, to which this declaration applies, as either:

(i)   an Australian resident, as defined in the Income Tax Assessment Act 1936 (of the Commonwealth of Australia); or

(ii)   otherwise in the course of carrying on business in Australia at or through a permanent establishment in Australia; or

(b)   dispose of any part of the beneficial interest in the Bearer Notes, to which this declaration applies, to, at the time of such disposal, either:

(i)   an Australian resident, as defined in the Income Tax Assessment Act 1936 (of the Commonwealth of Australia); or

(ii)   a person who otherwise acquires or would hold the Bearer Notes in the course of carrying on business in Australia at or through a permanent establishment in Australia.

and I undertake to provide such notification (the "Notice") within a reasonable time after the occurrence of either (a) or (b) above and in any case prior to the first Interest Payment Date after that occurrence.

Name and Address:   [        ]

Signed:   ......................................
         (duly authorised)

Date:   [        ]

Appendix 1 Form of Austraclear Certificate

---------------------------------------------------------------------------------------------------------------------------------------

COUNTRYWIDE HOME LOANS, INC.
[Aggregate Principal Amount of Tranche] [Title of Notes] ("Registered Notes")
under the A$2,000,000,000 Medium Term Note Programme

This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as persons being entitled to interest on, or a portion of, the principal amount set forth below (our "Member Organizations") substantially to the effect set forth in the Pricing Supplement as of the date hereof, [ ] principal amount of the above-captioned Registered Notes (i) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or estates or trusts described in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (taking into account changes thereto and associated effective dates, elections, and transition rules) ("United States persons"), (ii) is owned by United States persons that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1) ("financial institutions")) purchasing for their own account or for resale, or (b) acquired the Registered Notes through and are holding through on the date hereof (as such terms "acquired through" and "holding through" are described in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(6)) foreign branches of United States financial institutions (and in either case (a) or (b), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect that United States or foreign financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Registered Notes for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions. Any such certification by electronic transmission satisfies the requirements set forth in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(3)(ii). We will retain all certifications from our Member Organizations for the period specified in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(3)(i).

As used herein, "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the Registered Notes excepted in such certifications and (ii) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as at the date hereof.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Date:   [       ]*

Austraclear Limited, as operator of the Austraclear System

By:   [authorized signature]

Appendix 2     Form of Austraclear Participant/Noteholder Certificate

---------------------------------------------------------------------------------------------------------------------------------------

COUNTRYWIDE HOME LOANS, INC.
[Aggregate Principal Amount of Tranche] [Title of Notes] ("Registered Notes")
under the A$2,000,000,000 Medium Term Note Programme

This is to certify that as of the date hereof, and except as set forth below, the above-captioned Registered Notes held by [you for our account/us] (i) are owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or estates or trusts described in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (taking into account changes thereto and associated effective dates, elections, and transition rules) ("United States persons"), (ii) are owned by United States person(s) that (a) are foreign branches of a United States financial institution (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)) ("financial institutions") purchasing for their own account or for resale, or (b) acquired the Registered Notes through and are holding through on the date hereof (as such terms "acquired through" and "holding through" are described in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(6)) foreign branches of United States financial institutions (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the Issuer or the Issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Registered Notes is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)) this is further to certify that such financial institution has not acquired the Registered Notes for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions. Any such certification by electronic transmission satisfies the requirements set forth in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(3)(ii).

As used herein, "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We undertake to advise you promptly by facsimile or electronic transmission on or prior to [the date on which you intend to submit your certification relating to the Registered Notes held by you for our account in accordance with your operating procedures/ the Exchange Date (as defined in the terms and conditions of the Registered Notes)] if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

This certification excepts and does not relate to [ ] of such interest in the above Registered Notes in respect of which we are not able to certify and as to which we understand exercise of any rights (or collection of any interest) cannot be made until we do so certify.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States and, if required shall be retained in the manner specified in such laws. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Date:    [       ]*

[Account Holder] as or as agent for the beneficial owner of the Registered Notes.

By:   [authorized signature]

Execution page
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EXECUTED AS A DEED by                           )
                                                )
COUNTRYWIDE HOME LOANS, INC. acting under the   )
authority of that company in the presence of:   )

 ............................................
Signature of witness                                 ............................................
                                                     By executing this deed the authorised
 ............................................         signatory states that it has received no
Name of witness (block letters)                      notice of revocation of its signing
                                                     authority.
 ............................................
Address of witness

 ............................................
Occupation of witness
Note Deed Poll relating to the A$2,000,000,000 Medium Term Note Programme of Countrywide Home Loans, Inc. Countrywide Home Loans, Inc. as Issuer

FOR THE PURPOSES OF UNITED STATES FEDERAL INCOME TAX LAWS, THE REGISTERED NOTES AND THE BEARER NOTES ARE BOTH “BEARER OBLIGATIONS”. ANY UNITED STATES PERSON WHO HOLDS A NOTE WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES FEDERAL INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THE NOTES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES OF AMERICA SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS AND NEITHER THE NOTES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF TO OR FOR THE ACCOUNT OR BENEFIT OF A US PERSON (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION UNDER THE SECURITIES ACT AND THE RULES AND REGULATIONS THEREUNDER OR ANY APPLICABLE STATE SECURITIES LAW. THE ISSUER HAS NOT BEEN AND WILL NOT BE REGISTERED AS AN INVESTMENT COMPANY UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED.

FOR UNITED STATES FEDERAL INCOME TAX AND SECURITIES LAWS PURPOSES, EACH TRANCHE OF REGISTERED NOTES AND, FOR THE PURPOSES OF THAT TRANCHE OF REGISTERED NOTES ONLY, THIS DEED POLL, CONSTITUTE A TEMPORARY GLOBAL NOTE ISSUED IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT AND WILL BECOME A PERMANENT GLOBAL NOTE ON OR AFTER THE EXCHANGE DATE UPON AND TO THE EXTENT OF DELIVERY TO THE PAYING AGENT OF (A) A CERTIFICATE OR CERTIFICATES FROM AUSTRACLEAR LIMITED (AS OPERATOR OF THE AUSTRACLEAR SYSTEM) BASED UPON A WRITTEN CERTIFICATION OR CERTIFICATIONS FROM THE MEMBER ORGANISATIONS SHOWN IN THE RECORDS OF AUSTRACLEAR LIMITED AS HOLDING AN INTEREST IN THE NOTE AND DATED NOT EARLIER THAN THE EXCHANGE DATE IN SUBSTANTIALLY THE FORM SET OUT IN APPENDICES 1 AND 2 OF THIS DEED POLL RESPECTIVELY; OR (B) WHERE THE TRANCHE OF REGISTERED NOTES IS NOT SETTLED THROUGH THE AUSTRACLEAR SYSTEM, A CERTIFICATE OR CERTIFICATES FROM THE RELEVANT NOTEHOLDERS IN SUBSTANTIALLY THE FORM SET OUT IN APPENDIX 2 OF THIS DEED POLL.

Mallesons Stephen Jaques Solicitors Rialto 525 Collins Street Melbourne Vic 3000 Telephone (61 3) 9643 4000 Fax (61 3) 9643 5999 Ref: BSR:DCO
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Contents                          Note Deed Poll
---------------------------------------------------------------------------------------------------------------------------------------

                                  1    Interpretation                                                             1

                                           Terms and Conditions                                                   1
                                           Definitions                                                            1

                                  2    The Registered Notes                                                       1

                                           Creation of Registered Notes                                           1
                                           Form of Notes                                                          1
                                           Title passes by registration                                           2
                                           Undertaking to pay                                                     2
                                           Appointment of Registrar                                               2
                                           Appointment of Paying Agent                                            2

                                  3    Rights and obligations of Noteholders                                      2

                                           Benefit and entitlement                                                2
                                           Rights independent                                                     3
                                           Noteholders bound                                                      3
                                           Payments of interest                                                   3
                                           Direction to hold Deed Poll for Registered Notes                       3

                                  4    Governing law, jurisdiction and service of process                         3

                                           Governing law                                                          3
                                           Submission to jurisdiction                                             3
                                           Service of process                                                     3
                                           Process agent                                                          4

                                  Schedule 1     Terms and Conditions of the Notes                                5

                                  Schedule 2     Meetings Provisions                                             36

                                  Schedule 3     Form of Bearer Note                                             44

                                  Schedule 4      Form of Coupon                                                 47

                                  Schedule 5      Form of Talon                                                  49

                                  Schedule 6      Form of Bearer Exchange Notice                                 51

                                  Appendix 1      Form of Austraclear Certificate                                53

                                  Appendix 2      Form of Austraclear Participant/Noteholder Certificate           54
--------

*Only necessary where Interest Payment Dates on Notes bearing a floating rate of interest are subject to adjustment in accordance with an Applicable Business Day Convention.
* To be dated not earlier than the Exchange Date.

* To be dated not earlier than fifteen days before the Exchange Date or, as the case may be, the relevant Interest Payment Date.